EXHIBIT - (a)(1)(i)

STEREOTAXIS, INC.

OFFERING MEMORANDUM

RELATING TO OUR

OFFER TO EXCHANGE

CERTAIN STOCK OPTIONS

AND

STOCK APPRECIATION RIGHTS

This offer and all withdrawal rights will expire at 11:59 P.M., central daylight time on September 14, 2009 unless this offer is extended or terminated

Stereotaxis, Inc., which is sometimes referred to in this offering memorandum as the “Company,” “Stereotaxis,” “STXS,” “our,” “us” and “we,” by this Offer to Exchange Certain Stock Options and Stock Appreciation Rights (the “Offer”), is offering to our eligible employees the opportunity (i) to voluntarily exchange eligible stock options (“Options”) for a lesser number of new stock options with a lower exercise price and (ii) to voluntarily exchange eligible stock appreciation rights (“SARs”) for a lesser number of new stock appreciation rights with a lower exercise price.

In this offering memorandum, (i) we sometimes refer to Options and SARs collectively as “Awards”, (ii) we sometimes refer to Options and SARs eligible to be exchanged pursuant to the Offer as “Eligible Options” and “Eligible SARs,” respectively, and collectively as “Eligible Awards”, (iii) we refer to the new Awards which will be issued in exchange for Eligible Awards as “Replacement Options”, “Replacement SARs,” or sometimes, collectively as, “Replacement Awards”, (iv) the term “stock option” or “option” generally refers to an option to purchase one share of our common stock and “SAR” refers to a stock appreciation right with respect to one share of our common stock and (iv) we refer to the exchange of Eligible Awards for Replacement awards in accordance with the terms of the Offer as the “Exchange Program.” In this offering memorandum, when we refer to a “Section,” unless otherwise indicated, we are referring to a Section of the discussion in this offering memorandum under the caption “This Offer,” which begins on page 10.

Participation in the Exchange Program is completely voluntary. Generally, actively employed employees of the Company will be eligible to participate in the Exchange Offer if they are eligible to participate in the 2002 Stock Incentive Plan (the “Plan”). This includes employees on approved short term leaves, such as military leave, family medical leave or short term disability leave. Eligible Employees are referred to as “Eligible Employees.” Our Chief Executive Officer, Chief Financial Officer and members of our Board of Directors are not eligible to participate. See Section 1 (“Eligibility; Number of Awards; Expiration Time”).

For an Eligible Employee’s Awards to be eligible to be exchanged in the Exchange Program (“Eligible Awards”): (i) the Award must have an exercise price of at least $6.50 per share, (ii) the Award must have been outstanding for at least one year on the Exchange Date (as defined below) and (iii) the fair value of each Award must be less than 67% of the fair value of the Replacement

Award. Fair value of the Eligible Awards and Replacement Awards will be determined using the Black-Scholes valuation model as of the grant date of the Replacement Awards, which will be the last day that the Offer is open (“Exchange Date”). The Exchange Date is currently expected to be September 14, 2009, but is subject to extension as described in this offering memorandum. This means that the eligibility of each of your outstanding Awards for the Exchange Program cannot be determined until the Exchange Date. The period that this Offer is open; i.e., the period from the date of this Offer through and including the Exchange Date, is referred to as the “Offer Period.” See Section 1 (“Eligibility; Number of Awards; Expiration Time”).

Replacement Awards will be granted under the Plan upon the terms and subject to the conditions set forth in this offering memorandum and the related Exchange Program Election Form, which we refer to as the “Election Form.” The delivery of your Election Form constitutes the tender of designated Eligible Awards for exchange.

Each Eligible Employee will be permitted to exchange Eligible Awards for Replacement Awards on a grant-by-grant basis (as described below) in accordance with the terms of the Offer. The number of Replacement Awards issued in exchange for Eligible Awards which are properly tendered will be determined according to an exchange formula intended to provide for the fair value of all Replacement Awards granted in the Exchange Program to be equal to the fair value of the exchanged Eligible Awards. The fair value of Eligible Awards and Replacement Awards will be calculated as of the Exchange Date using the Black-Scholes valuation model, as further described in Section 8 (“Source and Amount of Consideration; Terms of Replacement Awards”). The exchange ratio will result in Eligible Employees receiving Replacement Awards covering fewer shares of our common stock than the exchanged Eligible Awards, but at a lower exercise price.

The terms of the Replacement Awards will be as follows:

•	Replacement Awards will have a per share exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market (which we refer to as the “Nasdaq”) on the Exchange Date.

•

The Replacement Awards will be subject to an extended vesting schedule. The Replacement Awards will vest on the first anniversary of the Exchange Date in the same percentage that your exchanged Eligible Awards would have vested on or prior to such date. After the first anniversary of the Exchange Date, Replacement Awards will vest on the same schedule, and with respect to the same percentage amounts, as the exchanged Eligible Awards they are replacing. Vesting is conditioned upon continued employment with us through each applicable vesting date.

•	Replacement Awards will have a term equal to the greater of the remaining term of the Eligible Award they replace or one year and two weeks.

•	All other terms (other than exercise price, vesting schedule, term and number of shares) of the Replacement Awards will be the same as the exchanged Eligible Award.

Participation in the Exchange Program will be on a grant-by-grant basis. If you are an Eligible Employee and you elect to exchange one or more grants of Eligible Awards, then, for each grant of Eligible Awards you elect to exchange, you must exchange all of the Eligible Awards in that grant which remain unexercised. If you have previously exercised a portion of an Eligible Award grant, only the portion of that grant which has not yet been exercised will be eligible to be exchanged in the Exchange Program.

All Eligible Awards that are accepted pursuant to the Offer will be cancelled following the expiration of the Offer, currently scheduled to expire at 11:59 p.m. local St. Louis time on September 14, 2009. If you elect to exchange Eligible Awards pursuant to the Offer, your Election Form is accepted and you remain an Eligible Employee through the date we grant the Replacement Award, we will grant you a Replacement Awards in exchange for the Eligible Awards you have elected to exchange. Election Forms submitted by employees who fail to satisfy all eligibility requirements during the entire Offer Period will be null and void. An Eligible Award that is accepted for exchange will no longer be exercisable after the expiration of the Offer. This Offer is subject to certain conditions which we describe in Section 7 (“Conditions of this Offer”).

Shares of our common stock are quoted on the Nasdaq Global Market under the symbol “STXS.” On July 31, 2009, the closing sales price of our common stock as quoted on the Nasdaq Global Market was $4.52 per share. The number of Replacement Awards granted in exchange for Eligible Awards will depend on, among other things, the market price of our common stock on the Exchange Date, therefore we recommend that you obtain current market quotations for our common stock before deciding whether to participate in the Exchange Program.

IMPORTANT

An individualized Election Form is included with this offering memorandum. If you wish to participate in the Exchange Program, you must complete the Election Forms and return it to Stereotaxis, Inc.:

•	by hand delivery to Sarah Kamp at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108;

•	by facsimile to (314) 678-6119, Attention: Sarah Kamp; or

•	by e-mail to sarah.kamp@stereotaxis.com.

To participate in the Exchange Program, your Election Form must be received by us no later than 11:59 p.m. local St. Louis time on September 14, 2009, unless this Offer is extended. It is your responsibility to make sure that we receive your Election Form prior to the deadline.

See the section entitled Risk Factors for a discussion of risks and uncertainties that you should consider before tendering your Eligible Awards for exchange in the Exchange Offer.

Although our Board of Directors has approved this Offer, neither we nor our Board of Directors is making any recommendation as to whether you should elect to exchange or refrain from electing to exchange your Eligible Awards. You must make your own personal decision whether to elect to exchange your Eligible Awards for Replacement Awards. We urge you to consult your personal financial and tax advisors before deciding whether to elect to exchange your Eligible Awards.

Stereotaxis has not authorized any person to make any recommendation on our behalf as to whether you should exchange or refrain from exchanging your Eligible Awards pursuant to this Offer. You should rely only on the information contained in this document or other information to which we have referred you. Stereotaxis has not authorized anyone to give you any information or to make any representation in connection with this Offer other than the information and representations contained in this offering memorandum or in the related Election Form. If anyone makes any recommendation or representation to you or gives you any information other than the information and representations contained in this offering memorandum, you must not rely upon that recommendation, information or representation as having been authorized by Stereotaxis.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR FOREIGN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Nothing in this offering memorandum should be construed to give you the right to remain in the employ of Stereotaxis or any of its subsidiaries or to affect our right to terminate your employment at any time with or without cause to the extent permitted by law. Nothing in this offering memorandum should be considered a contract or guarantee of employment, wages or compensation. The employment relationship between Stereotaxis and each Eligible Employee remains “at will.”

TABLE OF CONTENTS

SUMMARY TERM SHEET – QUESTIONS AND ANSWERS		1
1.	What is the Exchange Program?	1
2.	Why are we conducting the Exchange Program?	1
3.	What are Eligible Awards?	1
4.	How many shares will my Replacement Awards cover?	2
5.	What is fair value and how will Stereotaxis determine fair value of Eligible Awards and Replacements Awards?	2
6.	Why can’t you tell me whether my awards are eligible for exchange now?	2
7.	Who are Eligible Employees?	2
8.	How are Replacement Awards different from Eligible Awards?	3
9.	What will be the term and vesting schedule of my Replacement Awards?	3
10.	Why can’t you tell me my applicable Exchange Ratios now?	3
11.	Do I have to participate in the Exchange Program?	3
12.	When must I be an Eligible Employee?	4
13.	Does participation in the Exchange Program create a right to continued employment?	4
14.	Why can’t Stereotaxis just grant additional options or SARs?	4
15.	If I participate in the Exchange Program, what will happen to the Eligible Awards that I exchange?	4
16.	What are the tax consequences to me of this exchange offer?	4
17.	What happens if, after the grant date of the Replacement Awards, my Replacement Awards end up being underwater again?	5
18.	What will happen to Eligible Awards that I choose not to exchange?	5
19.	What are the general conditions to the Company’s completing the Exchange Program?	5
20.	How do I participate in the Exchange Program?	5
21.	Is Stereotaxis required to accept my Eligible Awards for exchange?	6
22.	What will happen if my Election Form is not received as required by the deadline?	6
23.	May I withdraw or change my election?	6
24.	If I have several different Eligible Award grants, may I elect to exchange one grant but not the others?	6
25.	May I elect to exchange only a portion of an Eligible Award grant?	6
26.	May I exchange both the vested and unvested portions of a grant of Eligible Awards?	6
27.	How should I decide whether or not to participate?	7

RISK FACTORS		8
Risks Related to This Exchange Offer		8

THIS OFFER		10
SECTION 1.	Eligibility; Number of Awards; Expiration Time	10
SECTION 2.	Purpose of this Offer	11
SECTION 3.	Procedures for Electing to Exchange Awards	12
SECTION 4.	Withdrawal Rights	13
SECTION 5.	Acceptance of Eligible Awards for Exchange and Issuance of Replacement Awards	13
SECTION 6.	Price Range of Common Stock Underlying the Awards	14
SECTION 7.	Conditions of this Offer	14
SECTION 8.	Source and Amount of Consideration; Terms of Replacement Awards	16
SECTION 9.	Information Concerning Stereotaxis, Inc.	17

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SUMMARY TERM SHEET – QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this Offer. We urge you to read the following questions and answers carefully. We also urge you to read the remainder of this offering memorandum where you can find a more complete description of the topics in this Summary Term Sheet and the Election Form. Because each of our employees is in a different financial situation, we suggest that you consult with your personal financial and tax advisors before deciding whether or not to participate in the Exchange Program. Please review these questions and answers and the other materials provided to ensure that you are making an informed decision regarding whether or not to participate in the Exchange Program.

Q1.	What is the Exchange Program?

The Exchange Program is a program being offered by Stereotaxis to allow Eligible Employees to (i) exchange Eligible Options for Replacement Options and (ii) exchange Eligible SARs for Replacement SARs. The Exchange Program is voluntary and will allow Eligible Employees to choose, on a grant-by-grant basis, whether to keep their Eligible Awards at the existing exercise prices or to exchange Eligible Awards for Replacement Awards. The Exchange Program will not affect any Awards you own other than Eligible Awards that are exchanged pursuant to the Exchange Program.

Q2.	Why are we conducting the Exchange Program?

We believe that an effective and competitive stock incentive program is imperative for the success of our business. We rely on our experienced and productive staff and their efforts to help us achieve our business objectives. Stock options and SARs constitute key components of our incentive and retention programs because the Board and the Compensation Committee believe that equity compensation encourages staff to act like owners of the business, motivating them to work toward our success and rewarding their contributions by allowing them to benefit from increases in the value of our shares. Our long-term incentive compensation program is broad-based, with almost all of our employees holding equity awards of some type.

The closing price of our common stock on the Nasdaq Global Market on July 31, 2009 was $4.52, whereas, the weighted average exercise price of all outstanding options and SARs was $7.17. As of July 31, 2009, approximately 84% of these outstanding stock options and SARs were “underwater” (meaning the exercise prices of the stock options and SARs was greater than our then-current stock price). Although we continue to believe that stock options and SARs are an important component of employee total compensation, many of our employees currently view their existing options and SARs as having reduced value because of the degree to which they are underwater. As a result, for many employees, these Awards are less effective at providing the incentives and retention value that our Board and the Compensation Committee believe is necessary to motivate and retain our employees.

Q3.	What are Eligible Awards?

Eligible Awards are those options and SARs currently outstanding and held by Eligible Employees that (i) have an exercise price of at least $6.50 per share, (ii) have been outstanding for at least one year on the Exchange Date and (iii) have a fair value of less than 67% of the fair value of the Replacement Award. Fair value of the Replacement Awards will be determined using the Black-Scholes valuation model as of the grant date of the Replacement Awards, which will be on the Exchange Date. Fair value depends upon, among things, the exercise price of the Replacement Awards which equal the closing price of our common stock on Nasdaq on this date. This necessarily means that we cannot determine for certain which awards will be eligible for exchange until the Exchange Date. See Schedule A, which sets forth the estimated closing market price of the Company’s common stock at which each outstanding Award will be considered an Eligible Award. Your Election Form will also be accompanied by a table setting forth this information with respect to your particular grants of Awards.

Q4.	How many shares will my Replacement Awards cover?

The number of shares covered by Replacement Awards issued in exchange for your Eligible Awards will be finally determined according to an exchange ratio calculated as of the Exchange Date, expected to be September 14, 2009. The exchange ratios will be set so that the fair value of the Eligible Awards exchanged will equal the fair value of the Replacement Awards issued at the end of the Exchange Program. The Company has designed the Exchange Program to minimize the accounting expense arising from the exchange of Eligible Awards for Replacement Awards. To achieve this, the accounting value, or fair value, of all Replacement Awards issued in the exchange program will be equal to the fair value of all exchanged Eligible Awards. Because exchange ratios are related to fair value, determination of exchange ratios will depend, among other things, on the Company’s closing price on the Nasdaq on Exchange Date. Eligible Employees should therefore consider, prior to expiration of the Offer, the effect of any changes in the market price of the Company’s common stock during the Offer Period when making a decision whether or not to exchange Eligible Awards for Replacement Awards under the Exchange Program. See Schedule A, attached hereto, for an estimate of exchange ratio resulting at different hypothetical closing prices of our stock on Nasdaq on the grant date.

Generally speaking, the number of shares which will be covered by your Replacement Awards will be calculated as follows:

•

dividing (i) the aggregate number of shares covered by the Eligible Awards you exchanged for the Replacement Award by (ii) the applicable exchange ratio, as finally determined on the Exchange Date; and

•	rounding the resulting number to the nearest whole number.

Q5.	What is fair value and how will Stereotaxis determine fair value of Eligible Awards and Replacements Awards?

Fair value is the value of an Eligible Award or Replacement Award for accounting purposes. Fair value will be calculated using the Black-Scholes valuation model, which is a widely-used and generally accepted valuation methodology for stock options and SARs that provides an estimate of the fair value of a stock option or SAR. It is the same model Stereotaxis uses to value its Awards for financial statement reporting purposes. The Black-Scholes valuation model, as we have applied it for purposes of this Offer, takes into account (i) exercise price of the Replacement Award, which will equal the closing price of our common stock on the Nasdaq on the Exchange Date, currently anticipated to be September 14, 2009, (ii) the exercise price of the Eligible Award, (iii) the expected volatility of our common stock over the projected life of the Award, (iv) the estimated expected life of the Eligible Award and the Replacement Award, and (v) the risk-free interest rate over the projected life of the Award.

Q6.	Why can’t you tell me whether my awards are eligible for exchange now?

We have elected to set eligibility at the Exchange Date so that we can accurately determine the exact amount of Eligible Awards and achieve our goal of minimizing the accounting cost of the Exchange Program.

Q7.	Who are Eligible Employees?

Generally, actively employed employees of the Company will be eligible to participate in the Exchange Offer if they are eligible to participate in the 2002 Stock Incentive Plan (the “Plan”). “Actively employed” includes employees on approved short term leaves, such as military leave, family medical leave or short term disability leave. Our Chief Executive Officer, Chief Financial Officer and members of our Board of Directors are not eligible to participate. See Section 1 (“Eligibility; Number of Awards; Expiration Time”).

Q8.	How are Replacement Awards different from Eligible Awards?

Replacement Awards will consist of options granted in exchange for Eligible Options or SARs granted in exchange for Eligible SARs. Generally, Replacement Awards will cover fewer shares at a lower exercise price per share than the Eligible Awards for which they are exchanged and will have different term and vesting provisions.

Q9.	What will be the term and vesting schedule of my Replacement Awards?

Replacement Awards will have a term equal to the greater of the remaining term of the exchanged Eligible Award or one year and two weeks.

The Replacement Awards will be subject to an extended vesting schedule. The Replacement Options or SARs will vest on the first anniversary of the Exchange Date with respect to the same percentage of your exchanged Eligible Awards that would have vested on or prior to such date. After the first anniversary of the Exchange Date, Replacement Awards will vest on the same schedule, and with respect to the same percentage amounts, as the exchanged Eligible Awards they are replacing. Vesting is conditioned upon continued employment with us through each applicable vesting date.

Example 1: Jane Smith holds a grant of 2,000 Eligible Options granted on September 1, 2007. 1,000 Eligible Options have vested prior to the Exchange Date of September 14, 2009. The remaining 1,000 Eligible Options vest in equal monthly installments and will be fully vested on September 1, 2011. Jane elects to exchange her grant of Eligible Options for 1,000 Replacement Options (assuming a 2:1 exchange ratio). None of her Replacement Options will be vested on September 14, 2009. 750 replacement options will vest on September 14, 2010. The remaining 250 Replacement Options will vest in equal monthly installments thereafter so that Jane’s Replacement Options are fully vested on September 1, 2011. The Replacement Options will expire on August 31, 2017, consistent with the expiration of the Eligible Options.

Example 2: John Smith holds a grant of 2,000 Eligible SARS, granted on July 1, 2005, all of which are vested prior to the Exchange Date, September 14, 2009. John elects to exchange his grant of Eligible SARs for 1,000 Replacement SARs. None of his Replacement SARs will be vested on the Exchange Date. All 1,000 of his Replacement SARs will vest on September 14, 2010. The Replacement SARs will expire on September 28, 2010, which is one year and two weeks after the Exchange Date.

Q10.	Why can’t you tell me my applicable Exchange Ratios now?

We intend for the Exchange Program to result in no more than de minimus additional compensation expense to the Company. To achieve this result, the aggregate fair value of Replacement Awards granted in the Exchange Program must substantially equal the aggregate fair value of Eligible Awards exchanged. The fair value of Replacement Awards cannot be determined until the exercise price of the Replacement Awards is set, which for accounting and legal reasons, must be as of the Exchange Date.

Q11.	Do I have to participate in the Exchange Program?

No. Participation in the Exchange Program is completely voluntary. Although the Board of Directors has approved making this Offer to you, neither Stereotaxis nor the Board of Directors is making any recommendation as to your participation in the Exchange Program or which Eligible Awards you decide to exchange for Replacement Awards. The decision to participate and the extent of such participation must be yours. We urge you to consult your personal financial and tax advisors for advice on the tax and other investment-related implications of participating in the Exchange Program. Since the exercise price of the Replacement Awards and the exchange ratios will not be set until the last day of the Offer, you should consider, before the termination of this Offer, the effect of changes in the market price of the Company’s common stock during the Offer Period when making a decision whether or not to participate in the Exchange Program.

Q12.	When must I be an Eligible Employee?

To participate in the Exchange Program, you must be an Eligible Employee throughout the entire Offer Period. If you are not an Eligible Employee throughout such period, any election you make to participate in this Offer will be automatically voided and your existing Eligible Awards will remain outstanding and unchanged.

If you are not an Eligible Employee for any reason at any time prior to and including the date Replacement Awards are granted, any election you make to participate in the Exchange Program will be automatically voided and the Eligible Awards you elected to exchange will remain outstanding, in accordance with the terms and conditions of the Award grant documents for those Eligible Awards as then in effect.

Q13.	Does participation in the Exchange Program create a right to continued employment?

No. Your participation in the Exchange Program gives you no legal or other right to continued employment for any period.

Q14.	Why can’t Stereotaxis just grant additional options or SARs?

Granting more options or SARs would increase the number of shares subject to outstanding Awards and cause the Company to incur additional compensation expense. We designed the exchange offer to avoid additional compensation expense and to avoid the potential dilution in ownership to our stockholders that would result if we granted employees additional Awards to supplement their out-of-the-money Awards. In addition, granting more Awards would more quickly exhaust the current pool of shares available for future grant of options or other equity awards under our 2002 Plan. See Section 2 (“Purpose of This Exchange Offer”) for more information.

Q15.	If I participate in the Exchange Program, what will happen to the Eligible Awards that I exchange?

Eligible Awards that are accepted for exchange under the Exchange Program will be cancelled on the date the Replacement Awards are granted, which will be the last day that the Offer is open.

Q16.	What are the tax consequences to me of this exchange offer?

We believe the exchange of Eligible Awards for Replacement Awards should be treated as a non-taxable exchange, and no income should be recognized for U.S. federal income tax purposes upon grant of the Replacement Awards. It is the Company’s intent that any Replacement Options granted in exchange for non-qualified stock options (“NSOs”) will be NSOs and that any Replacement Options granted in exchange for outstanding incentive stock options (“ISOs”) will be ISOs. However, we cannot assure you that any of the Replacement Options will qualify for ISO status. See Section 13 (“Material U.S. Federal Income Tax Consequences”).

The tax consequences for our employees in Europe and other employees who are taxable outside the U.S., may differ from the U.S. federal income tax consequences including, without limitation, the possibility of taxation as a result of participation in the Exchange Program. Our employees in Europe and other employees who are taxable outside the U.S., even if they are U.S. residents, should consult with their personal tax or legal advisor concerning the non-U.S. tax consequences of the Exchange Program.

Even if you do not participate in the exchange offer, if your Eligible Awards are ISOs and if we extend the Offer to participate in the Exchange Program for more than 30 calendar days, it is possible that some of your Eligible Options that are ISOs may be deemed to be regranted on the date hereof. As a result, some or all of such Eligible Options may be disqualified as ISOs. See Section 13 (“Material United States Tax Consequences”) for more information.

We advise all holders of Eligible Awards who may consider exchanging their Eligible Awards to meet with their own tax advisors with respect to the federal, state, local and non-U.S. tax consequences of participating in this exchange offer.

Q17.	What happens if, after the grant date of the Replacement Awards, my Replacement Awards end up being underwater again?

The Exchange Program is a one-time opportunity because the proposal approved by our stockholders only authorized a single exchange. We can provide no assurance as to the possible price of our common stock at any time in the future. We have no plans to offer employees another opportunity to exchange underwater Awards for Replacement Awards.

Q18.	What will happen to Eligible Awards that I choose not to exchange?

Eligible Awards that you choose not to exchange will remain outstanding and retain their existing terms, including the existing exercise price, vesting schedule and expiration date. As discussed above, even if you do not participate in the exchange offer, if your Eligible Awards are ISOs and if we extend the Offer to participate in the Exchange Program for more than 30 calendar days, it is possible that some of your Eligible Options may become NSOs. See Section 13 (“Material United States Tax Consequences”).

Q19.	What are the general conditions to the Company’s completing the Exchange Program?

The Exchange Program is subject to a number of general conditions, including the conditions described in Section 7 (“Conditions of This Offer”). Please read this entire offering memorandum for a full description of all of the terms and conditions of this Offer. There is no minimum number of Eligible Awards that must be exchanged in this Offer.

Q20.	How do I participate in the Exchange Program?

Election instructions along with the required documentation to make your exchange election are enclosed with this offering memorandum. To participate, you must complete and submit the enclosed Election Form, which must be received by us no later than 11:59 p.m. local St. Louis time on September 14, 2009, unless this Offer is extended. It is your responsibility to make sure that we receive your Election Form prior to the deadline. Election Forms received after the deadline will not be accepted. We may, in our discretion, extend this Offer at any time, but we cannot assure you that this Offer will be extended or, if extended, for how long. If this Offer is extended, we will notify Eligible Employees or make a public announcement of the extension as described in Section 14 (“Extension of Offer; Termination; Amendment”). If this Offer is extended, you must deliver your Election Form before the time to which this Offer is extended.

Election Forms may be submitted by any one of the following methods:

•	by hand delivery to Sarah Kamp at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108;

•	by facsimile to (314) 678-6119, Attention: Sarah Kamp; or

•	scanned and e-mailed to: sarah.kamp@stereotaxis.com.

Election Forms should not be returned via inter-office mail. If you have any questions about the election process, please send an e-mail directly to sarah.kamp@stereotaxis.com. You may also call (314) 678-6123.

Q21.	Is Stereotaxis required to accept my Eligible Awards for exchange?

We reserve the right to reject any or all Eligible Awards tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, subject to our rights to extend, terminate and amend this Offer, we currently expect that we will accept, promptly after the expiration of this Offer, all Eligible Awards properly tendered for exchange that are not validly withdrawn.

Q22.	What will happen if my Election Form is not received as required by the deadline?

If your Election Form is not received by us by the deadline, then you will not be able to participate in the Exchange Program and all Awards currently held by you will remain unchanged, including the exercise price, vesting schedule, and number of underlying shares.

Q23.	May I withdraw or change my election?

Yes. You may withdraw or change a previously submitted election to exchange Eligible Awards at any time before 11:59 p.m. local St. Louis time on September 14, 2009. If this Offer is extended by us beyond that time, you can withdraw or change your election at any time before the time to which this Offer is extended.

To withdraw or change your previously submitted Election Form, you must submit a replacement Election Form, checking the appropriate box to indicate that you are replacing any Election Forms you have previously submitted. The replacement Election Form must be submit it in the same manner set forth in the answer to Question 20, and we must receive the replacement Election Form before the expiration of this Offer at 11:59 p.m. local St. Louis time on September 14, 2009. It is your responsibility to confirm that we have received your replacement Election Form before the expiration of this Offer. In all cases, the last Election Form submitted and received prior to the expiration of this Offer will prevail.

Q24.	If I have several different Eligible Award grants, may I elect to exchange one grant but not the others?

Yes. Participation in the Exchange Program is on a grant-by-grant basis. If you were issued more than one grant of Eligible Awards, you may make a separate election for each grant.

Q25.	May I elect to exchange only a portion of an Eligible Award grant?

No. If you elect to exchange a grant of Eligible Awards, you must exchange the entire unexercised portion of that grant. Partial exchanges of a grant are not permitted.

Q26.	May I exchange both the vested and unvested portions of a grant of Eligible Awards?

Yes. Each Eligible Award grant you elect to exchange must be exchanged in its entirety, whether or not it is fully vested.

Q27.	How should I decide whether or not to participate?

The decision to participate must be each individual employee’s personal decision, and it will depend largely on each employee’s assumptions about the performance of publicly-traded stocks generally, our own stock price and our business. We suggest that you consult with your personal financial and tax advisors before deciding whether or not to participate in the Exchange Program.

RISK FACTORS

Participation in this exchange offer involves a number of potential risks and uncertainties, including those described below. You should consider, among other things, these risks and uncertainties before deciding whether or not to request that we exchange your Eligible Awards in the manner described in this exchange offer.

Risks Related to This Exchange Offer

You will receive Replacement Awards covering fewer shares than the Eligible Awards that you exchange.

We have designed the Exchange Program to make the issuance of the Replacement Awards accounting expense neutral to Stereotaxis, which means that the number of Replacement Awards will be determined using an exchange ratio designed to result in the fair value, for accounting purposes, of the Replacement Awards being equal to the fair value of the Eligible Awards exchanged. As a result, you will be issued fewer Replacement Awards than the Eligible Awards you elect to exchange. The exchange ratios used to determine the actual number of shares covered under the Replacement Awards will be based upon the closing price of our common stock as reported on Nasdaq on the expiration date of the exchange offer, as well as various valuation assumptions under the Black-Scholes valuation model, and thus you will not know the actual number of shares covered by the Replacement Awards at the time that you elected to exchange your Eligible Awards.

If the price of our common stock increases after the Exchange Date, the Eligible Awards you exchange might have been worth more than the Replacement Awards that you receive.

Because you will receive Replacement Awards covering fewer shares than the Eligible Awards surrendered, it is possible that, at some point in the future, your exchanged Eligible Awards would have been economically more valuable than the Replacement Awards issued pursuant to this exchange offer.

Example: Jane Smith exchanges Eligible Options for 2,000 shares with a per share exercise price of $10.25 and receives replacement options for 625 shares. The per share exercise price of the Replacement Options is $4.00 and three years after the new grant date the price of our common stock has increased to $15.00 per share. Under this example, if Jane had kept her exchanged Eligible Options and sold all 2,000 shares at $15.00 per share, she would have realized a pre-tax gain of $9,500, but if she had exchanged her Eligible Options and sold the shares subject to the Replacement Options, she would only realize a pre-tax gain of $6,875.

If you exchange Eligible Awards for Replacement Awards and you cease providing services to us before the Replacement Awards vest, you will forfeit any unvested portion of your Replacement Awards.

If you elect to participate in this exchange offer, the vesting of the Replacement Awards issued to you will be subject to an extended vesting schedule, even if your Eligible Awards were already vested. This means that if your employment is terminated before the Replacement Awards vest, you may not be able to exercise the Replacement Awards, even if the Eligible Awards you exchanged were fully vested. The Replacement Options or SARs will vest on the first anniversary of the Exchange Date with respect to the same percentage of your Eligible Awards that would have vested on or prior to such date. After the first anniversary of the Exchange Date, Replacement Awards will vest on the same schedule, and with respect to the same percentage amounts, as the Eligible Awards they are replacing. Vesting is conditioned upon continued employment with us through each applicable vesting date. If your employment terminates for any reason before the Replacement Awards become fully vested and exercisable, you will forfeit the then-unvested portion of your Replacement Awards. You should carefully consider the relative benefit to you of the vesting your Eligible Awards have already accrued, compared to the benefit of a lower-priced Replacement Awards with a longer vesting period.

If you exchange Eligible Options which qualify as incentive stock options for U.S. Federal income tax purposes, the Replacement Options may be non-qualified stock options.

If you elect to participate in this exchange offer and exchange Eligible Options which qualify for Federal income tax purposes as ISOs for Replacement Options, the Replacement Options may be NSOs, which do not qualify for favored tax treatment applicable to ISOs. (See Section 13, “Material U.S. Federal Income Tax Consequences”). The Company plans to grant Replacement Stock Options which are intended to qualify as ISOs in exchange for eligible ISOs. However, under applicable tax regulations, the determination of whether Replacement Options qualify as ISOs is made on the Exchange Date and all applicable requirements must be satisfied on such date. There can be no assurance that any of the Replacement Options will qualify as ISOs. Furthermore, the tax implications of receiving incentive stock options will vary based on your personal circumstances. You should check with your personal tax advisor regarding the possible consequences to you of receiving NSOs in exchange for ISOs.

The tax consequences for our employees in Europe and other employees who are taxable outside the U.S. may differ from the U.S. federal income tax consequences including, without limitation, the possibility of taxation as a result of participation in the Exchange Program. Our employees in Europe and other employees who are taxable outside the U.S., even if they are U.S. residents, should consult with their personal tax or legal advisor concerning the non-U.S. tax consequences of the Exchange Program.

Risks Relating to Our Business and Common Stock

You should carefully review the risk factors concerning our business and our common stock contained in our periodic and other reports filed with the SEC, including those in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009 and the quarter ended June 30, 2009, and also the information provided in this Offer to Exchange and the other materials that we have filed with the SEC, or may file prior to the Exchange Date, before making a decision on whether to tender your Eligible Awards for exchange. You may access these filings electronically at the SEC’s website at http://www.sec.gov or on our website at the investor page at http://www.stereotaxis.com. In addition, upon request we will provide you with a copy of any or all of the documents to which we have referred you without charge to you.

THIS OFFER

SECTION 1. Eligibility; Number of Awards; Expiration Time.

Upon the terms and subject to the conditions of this Offer, we will grant Replacement Awards under the Plan in exchange for Eligible Awards that are properly tendered for exchange and not validly withdrawn in accordance with Section 4 (“Withdrawal Rights”) before the “Expiration Time,” as we have defined this term below.

Eligible Employee. You will be eligible to participate in the Exchange Program (an “Eligible Employee”), provided that during the entire Offer Period, you satisfy all of the following conditions:

•

You are actively employed by Stereotaxis or a subsidiary of Stereotaxis, are receiving long-term disability benefits from Stereotaxis, or are on one of the following short-term leaves, as defined by Stereotaxis:

•	Military leave;

•	Short-term disability leave;

•	Family medical leave;

•	Short-term personal leave;

•	Health leave;

•	Other short-term leave approved by Stereotaxis; and

•	You are not our Chief Executive Officer, Chief Financial Officer or a member of our Board of Directors.

Even if you are an Eligible Employee when the Exchange Program commences, you will not be eligible to exchange Eligible Awards for Replacement Awards unless you continue to meet all of the conditions of an Eligible Employee throughout the entire Offer Period.

Eligible Awards. Eligible Awards are those currently outstanding Options and SARs held by Eligible Employees that (i) have an exercise price of at east $6.50 per share, (ii) have been outstanding for at least one year on the Exchange Date and (iii) have a value of less than 67% of the fair value of the Replacement Award. Fair value of the Replacement Awards will be determined using the Black-Scholes valuation model as of the grant date of the Replacement Awards, which will be the Exchange Date. Fair value depends upon, among things, the exercise price of the Replacement Awards which equal the closing price of our common stock on Nasdaq on this date. This necessarily means that we cannot determine for certain which Awards will be eligible for exchange until the Exchange Date. See Schedule A, which sets forth the estimated market price of the Company’s common stock at which each outstanding Award will be considered an Eligible Award. Your Election Form will also be accompanied by a table setting forth this information with respect to your particular grants of Awards.

Expiration of the Offer. This Offer’s Expiration Time is 11:59 p.m. local St. Louis time on September 14, 2009, unless and until we, in our sole discretion, extend the period of time during which this Offer will remain open. We may, in our sole discretion, extend the period during which this Offer remains open, in which event the Expiration Time will be the latest time and date at which this Offer, as so extended, expires. See Section 14 (“Extension of Offer; Termination; Amendment”) for a description of our rights to extend, delay, terminate and amend this Offer.

Participation in the Exchange Program. Participation in the Exchange Program is on a grant-by-grant basis. If you elect to exchange any portion of a grant of Eligible Awards, you must exchange all of the Eligible Awards included in such grant of Eligible

Awards. For this purpose, a “grant” of Eligible Awards includes all Awards granted to you on a single grant date with the same exercise price and vesting schedule, whether vested or unvested. If you have previously exercised a portion of a grant of Eligible Awards, only the portion of that grant which has not been exercised will be eligible to be exchanged for Replacement Awards.

If you properly elect to exchange Eligible Awards for Replacement Awards, the exchanged Eligible Awards will be cancelled and, subject to the terms of this Offer, you will receive Replacement Awards to acquire a smaller number of shares determined in accordance with the formula described below, subject to adjustments for any future stock splits, stock dividends and similar events and in accordance with the terms of the applicable Plan. An Eligible Award that is accepted for exchange will no longer be exercisable after the expiration of the Offer, unless the individual who tendered it for exchange ceases to be an Eligible Employee before the end of the Offer Period, in which event the Eligible Award will remain outstanding and exercisable in accordance with its terms, notwithstanding any action the Company may have taken to cancel the Eligible Award or issue a Replacement Award, which will be void and of no force or effect.

Unless prevented by law or applicable regulations, each Eligible Award accepted for exchange and cancelled will be replaced with a Replacement Award granted under the Plan. Each Replacement Award will have a lower exercise price per share and cover fewer shares than the Eligible Award for which it is exchanged. The exercise price of the Replacement Awards will be equal to the closing price of the Company’s common stock on the Nasdaq on the Exchange Date, when the Replacement Awards will be granted (currently expected to be September 14, 2009).

Fractional Shares. We will not grant any Replacement Awards exercisable for fractional shares. Instead, if the exchange ratio yields a fractional amount of shares, we will round to the nearest whole number the shares to be covered by the Replacement Awards.

Changes to the Offer. If we materially change the terms of this Offer or the information concerning this Offer, or if we waive a material condition of this Offer, we will extend this Offer as may be required by law. Except for a change in price or a change in percentage of securities sought, the amount of time by which we will extend this Offer following a material change in the terms of this Offer or information concerning this Offer will depend on the facts and circumstances, including the relative materiality of such terms or information. If we materially change the terms of this Offer we will publish notice or otherwise notify you of our action in writing, in accordance with applicable legal requirements.

Right of Company to Amend or Terminate the Offer. As provided for in Section 14 (“Extension of Offer; Termination; Amendment”), We expressly reserve the right, in our reasonable judgment, on or before the Expiration Time, to terminate or amend this Offer.

For purposes of this Offer, a “business day” means any day other than Saturday, Sunday or a federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, local St. Louis time.

SECTION 2. Purpose of this Offer.

We rely on our experienced and productive staff and their efforts to help us achieve our business objectives. Stock options and SARs constitute key components of our incentive and retention programs because the Board and the Compensation Committee believe that equity compensation encourages staff to act like owners of the business, motivating them to work toward our success and rewarding their contributions by allowing them to benefit from increases in the value of our shares. Stereotaxis’ long-term incentive compensation program is broad-based, with all staff receiving equity awards of some type.

The closing price of our common stock on the Nasdaq Global Market on July 31, 2009 was $4.52, whereas, the weighted average exercise price of all outstanding Awards potentially subject to the exchange program was $7.17. As of that date, approximately 84% of these outstanding Awards were underwater. Although we continue to believe that stock options and SARs are an important component of employee total compensation, many of our employees view their existing Awards as having reduced value because of the degree to which they are underwater. As a result, for many employees, these Awards may be less effective at providing the incentives and retention value that our Board and the Compensation Committee believes are necessary to motivate and retain our employees.

Neither we nor our Board of Directors makes any recommendation as to whether you should elect to exchange your Eligible Awards, nor have we authorized any person to make any such recommendation. You are urged to evaluate carefully all of the information in this offering memorandum. You must make your own decision whether to elect to exchange your Awards.

SECTION 3. Procedures for Electing to Exchange Awards.

Proper Exchange of Eligible Awards. If you wish to participate in the Exchange Program, you should complete and return an Election Form, or a facsimile thereof to Stereotaxis, Inc. by one of the following three methods:

•	by hand delivery to Sarah Kamp at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108;

•	by facsimile to (314) 678-6119, Attention: Sarah Kamp; or

•	by e-mail to sarah.kamp@stereotaxis.com.

Election Forms should not be sent via U.S. mail, inter-office mail or any other method other than e-mail or facsimile. To participate, your Election Form must be received by us no later than 11:59 p.m. local St. Louis time on September 14, 2009, unless this Offer is extended. It is your responsibility to allow sufficient time to ensure timely delivery to and receipt by us of any documents you elect to send to us. Your Election Form constitutes the tender of your designated Eligible Awards for exchange.

If we do not receive your Election Form by the Expiration Time, then you will not be able to participate in the Exchange Program, and each Award currently held by you will remain intact with its original exercise price and with its other original terms.

Determination of Validity; Rejection of Awards; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our sole discretion, all questions as to the validity, form, eligibility, including time of receipt, and acceptance of any documentation relating to the exchange of Eligible Awards. Our determination of these matters will be final, conclusive and binding on all persons. We reserve the right to reject any Election Form that we determine is not in appropriate form or that we determine is unlawful to accept or is not timely delivered. We also reserve the right, in our reasonable discretion, to waive any of the conditions of this Offer or any defect or irregularity in any election by an Eligible Employee to participate in the Exchange Program. If we waive any of the conditions of this Offer we, will do so for all Eligible Employees. No Election Form will be deemed to have been properly delivered until all defects or irregularities have been cured by the electing employee or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities, nor will anyone incur any liability for failure to give any such notice.

Subject to our rights to extend, terminate and amend this Offer, we currently expect that we will accept all properly and timely delivered Election Forms that have not been validly withdrawn.

SECTION 4. Withdrawal Rights.

You may only withdraw your Election Form in accordance with the provisions of this Section 4. You may withdraw your Election Form at any time before the Expiration Time (11:59 p.m. local St. Louis time on September 14, 2009). If the Expiration Time is extended by us, you can withdraw your Election Form at any time until the Expiration Time as extended for this Offer.

To validly withdraw your Election Form, you must request submit a replacement Election Form indicating your new elections and checking the appropriate box to indicate that you intend to replace any Election Forms you previously have submitted. We must receive the replacement Election Form before the Expiration Time. The replacement Election Form must be submitted in the manner described in Section 3 (“Procedures for Electing to Exchange Awards”). It is your responsibility to confirm that we received your replacement Election Form indicating the withdrawal of your election before the Expiration Time. If you elect to withdraw an Eligible Award grant, you must withdraw all of the Eligible Awards included in such grant of Eligible Awards. Withdrawals that follow the aforementioned procedures will be considered valid and the applicable Eligible Awards will not be considered tendered for exchange. In order to subsequently exchange Eligible Awards that were subject to a valid withdrawal, you must properly re-deliver a properly completed Election Form following the procedures described in Section 3 (“Procedures for Electing to Exchange Awards”).

Neither Stereotaxis nor any other person is obligated to give notice of any defects or irregularities in any Election Form submitted to withdraw a previous election, nor will anyone incur any liability for failure to give any such notice. We will determine, in our sole discretion, all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination of these matters will be final, conclusive and binding.

SECTION 5. Acceptance of Eligible Awards for Exchange and Issuance of Replacement Awards.

Upon the terms and subject to the conditions of this Offer, including those conditions listed in Section 7 (“Conditions of this Offer”), and on the Exchange Date, we will accept for exchange Eligible Awards properly tendered for exchange and not validly withdrawn before the Expiration Time.

If your Eligible Awards are properly tendered for exchange and accepted by us, subject to the terms of this Offer, we will cancel your tendered Eligible Awards, and you will be granted Replacement Awards effective on the Exchange Date. Grant documents for the Replacement Awards will be delivered to you thereafter.

If you cease to be an Eligible Employee at any time during the Offer Period, including the date the Replacement Awards are granted, your Election Form will be automatically voided and your existing Eligible Awards will remain outstanding and exercisable in accordance with their respective terms, notwithstanding any action the Company may have taken to cancel the Eligible Awards or issue Replacement Awards.

SECTION 6. Price Range of Common Stock Underlying the Awards.

Our common stock is quoted on the Nasdaq under the symbol “STXS.” The following table shows, for the periods indicated, the high and low sales prices per share of our common stock as quoted on the Nasdaq.

	High	Low
Year Ended December 31, 2009
First Quarter	$4.65	$2.30
Second Quarter	4.88	2.98
Year Ended December 31, 2008
First Quarter	$12.57	$3.37
Second Quarter	8.01	4.58
Third Quarter	7.99	4.63
Fourth Quarter	6.64	2.25
Year Ended December 31, 2007
First Quarter	$12.76	$9.49
Second Quarter	13.55	9.95
Third Quarter	15.77	11.99
Fourth Quarter	16.88	11.90

As of July 31, 2009, the closing price of our common stock as reported by the Nasdaq was $4.52 per share. There is no established trading market for our stock options or SARs.

We recommend that you obtain current market quotations for our common stock before deciding whether to participate in the Exchange Program.

SECTION 7. Conditions of this Offer

Notwithstanding any other provision of this Offer, we will not be required to accept any Election Form, and we may in our discretion terminate or amend this Offer, or postpone our acceptance and cancellation of any Election Forms, in each case subject to certain limitations, if at any time on or after August 17, 2009 and prior to the Expiration Time any of the following events has occurred, or in our reasonable judgment, has been determined by us to have occurred, or is likely to occur:

(a) there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal, before any court, authority, agency or tribunal that challenges the making of this Offer, the acceptance for exchange or cancellation of some or all of the Eligible Awards tendered for exchange pursuant to this Offer or the issuance of Replacement Awards, or otherwise relates in any manner to the Exchange Offer or that, in our reasonable judgment, could materially and adversely affect our business, financial condition, operating results, operations or prospects, or otherwise materially impair in any way the contemplated future conduct of our business or materially impair the contemplated benefits of the Exchange Offer to us;

(b) There shall have been any action pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to this Offer or us, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

(i) make the acceptance for exchange of, or issuance of Replacement Awards for, some or all of the Eligible Awards tendered for exchange illegal or otherwise restrict or prohibit consummation of this Offer;

(ii) delay or restrict our ability, or render us unable, to accept for exchange, cancel or issue Replacement Awards for some or all of the Eligible Awards tendered for exchange; or

(iii) materially and adversely affect the business, financial condition, income or operations of Stereotaxis;

(c) there shall have occurred:

(i) any general suspension of trading in, or limitation on prices for the Company’s securities on any national securities exchange or in the over-the-counter market;

(ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory, or any limitation, or any event which, in our reasonable judgment, might affect the extension of credit by lending institutions in the United States;

(iii) the commencement or escalation of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

(iv) any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that might affect, the extension of credit by banks or other lending institutions in the United States;

(v) any significant increase or decrease in the market price of the shares of our common stock that would result in the Exchange Offer no longer having the intended compensatory purpose;

(vi) any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on the business, condition (financial or other) or operations of Stereotaxis or on the trading in our common stock; or

(vii) in the case of any of the foregoing existing at the time of the commencement of this Offer, a material acceleration or worsening thereof.

(d) a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

(i) any person, entity or group within the meaning of Section 13(d)(3) of the Securities Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before August 17, 2009;

(ii) any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before August 17, 2009 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

(iii) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of the assets or securities of us; or

(e) there shall be no outstanding Awards meeting the qualifications of Eligible Awards.

The conditions to this Offer are for our benefit and not for the benefit of any holders of Eligible Awards. We may assert them in our sole discretion regardless of the circumstances giving rise to them before the Expiration Time. We may waive them, in whole or in part, at any time and from time to time prior to the Expiration Time, in our reasonable discretion, whether or not we waive any other condition to this Offer. Our failure at any time to exercise any of these rights shall not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances.

SECTION 8. Source and Amount of Consideration; Terms of Replacement Awards.

Consideration. Subject to applicable laws and regulations, we will issue Replacement Awards covering shares of common stock of Stereotaxis under the Plan in exchange for Eligible Awards properly tendered for exchange and accepted by us. The aggregate number of shares of common stock subject to Replacement Award granted pursuant to this Offer will be determined in accordance with the formula described below, subject to adjustments for any stock splits, stock dividends and similar events affecting the common stock of Stereotaxis and in accordance with the terms of the Plan pursuant to which Replacement Awards are granted.

The number of Replacement Awards issued in exchange for your Eligible Awards will be finally determined according to an exchange formula intended to provide participating employees with Replacement Awards that, in each case, have a fair value (calculated as of the date of the grant of the Replacement Awards) equal to the fair value of his or her Eligible Awards (also calculated as of the date of the grant of the Replacement Awards) tendered for exchange, calculated using the Black-Scholes valuation model, as further described below. Generally, the number of shares covered by Replacement Awards will be calculated as follows:

•	dividing (i) the aggregate number of shares covered by the Eligible Awards you exchanged for the Replacement Awards by (ii) the applicable exchange ratio, as finally determined on the grant date; and

•	rounding the resulting number to the nearest whole number.

The final exchange ratios will be determined at the time of the grant of the Replacement Awards to reflect the exercise price of the Replacement Awards on the Exchange Date, currently expected to be September 14, 2009. Because exchange ratios are related to fair value, determination of exchange ratios will depend, among other things, on the Company’s closing price on the Nasdaq on the Exchange Date. See Schedule A for an estimate of exchange ratios which will be applicable to each grant of Eligible Awards based on estimated exercise prices of the Replacement Awards. The Election Form provided to employees will also be accompanied by a table setting forth this information with respect to the employee’s particular grants of Awards. Eligible Employees should therefore consider, prior to expiration of the Offer, the effect of any changes in the market price of the Company’s common stock during the Offer Period when making a decision whether or not to participate in the Exchange Program.

The fair values of the Eligible Awards and the Replacement Awards will be calculated using the Black-Scholes valuation model, which is a widely-used and generally accepted valuation methodology for stock options and SARs that provides an estimate of the fair value of a stock option or SAR. It is the same model Stereotaxis uses to value its Awards for financial statement reporting purposes. The Black-Scholes valuation model, as we have applied it for purposes of this Offer, takes into account (i) exercise price of the Replacement Award, which will equal the closing price of our common stock on the Nasdaq on the date of the grant of the Replacement Awards, currently anticipated to be September 14, 2009, (ii) the exercise price of the Eligible Award, (iii) the expected volatility of our common stock over the projected life of the Award, (iv) the estimated expected life of the Eligible Award and the Replacement Award, and (v) the risk-free interest rate over the projected life of the Award.

Terms and Vesting of Replacement Awards. The terms of each Replacement Award will generally be the same as the then current terms of the Eligible Award for which it is exchanged, except that (i) the Replacement Awards will be granted on the Exchange Date, which is the last day of the Exchange Program, currently expected to be September 14, 2009; (ii) the per share exercise price of the Replacement Awards will be the closing price of our common stock on the Nasdaq on the Exchange Date; (iii) the number of shares underlying the Replacement Awards will be less than the number of shares underlying the Eligible Awards they were exchanged for and will be determined as described above; (iv) none of the Replacement Awards will be vested on the Exchange Date. The Replacement Awards will be subject to an extended vesting schedule. The Replacement Options or SARs will vest on the first anniversary of the Exchange Date in the same percentage that your tendered Eligible Awards would have vested on or prior to such date. After the first anniversary of the Exchange Date, Replacement Awards will vest on the same schedule, and with respect to the same percentage amounts, as the tendered Eligible Awards they are replacing. Vesting is conditioned upon continued employment with us through each applicable vesting date.

The Replacement Awards will have a term equal to the greater of the remaining term of the exchanged Eligible Award or one year and two weeks (54 weeks), subject to earlier expiration upon termination of employment. Generally, if the Eligible Employee’s employment is terminated for any reason other than death, disability or retirement, any Replacement Award will not continue to vest and any unvested portion of the Replacement Award will be cancelled as of the date of the Eligible Employee’s termination. Your rights to exercise any vested portion of a Replacement Award following the termination of your employment, if any, will be governed by the respective grant agreement filed with the SEC on August 17, 2009 as Exhibits (a)(1)(vii), (a)(1)(viii), and (a)(1)(ix) to the Company’s Schedule TO.

The terms and conditions of your Eligible Awards are set forth in the respective grant documents evidencing those Awards and in the Plan under which they are outstanding. The description of the Replacement Options set forth herein is only a summary of some of the material provisions of the option grant documents for those grants and the Plan under which they will be granted, but is not complete. These descriptions are subject to, and qualified in their entirety by reference to, the actual provisions of the applicable grant documents and the Plan. Additional information regarding the Plan may be found in the Form S-8 registration statement and related prospectus prepared by us in connection with the Plan. These documents can be obtained by contacting us at (314) 678-6111.

Registration and Sale of Option Shares. All shares of common stock issuable upon exercise of options granted under the Plan, including the shares that will be issuable upon exercise of all Replacement Options, have been registered under the Securities Act of 1933 on one or more registration statements on Form S-8 filed with the SEC. Unless you are considered an “affiliate” of Stereotaxis, you will be able to sell your option shares free of any transfer restrictions under SEC Rule 144 promulgated under the Securities Act of 1933, although you may be subject to other limitations, such as the Company’s insider trading policies and Section 16 reporting requirements.

IMPORTANT NOTE: The statements in this offering memorandum concerning the Plan and the Replacement Awards are summaries. The statements are subject to, and are qualified in their entirety by reference to, the provisions of the Plan. Copies of the Plan and its related prospectus are available by contacting Peggy Stohr at 314- 678-6111.

SECTION 9. Information Concerning Stereotaxis, Inc.

Stereotaxis designs, manufactures and markets an advanced cardiology instrument control system for use in a hospital’s interventional medical suite, or “interventional lab”, that we believe revolutionizes the treatment of arrhythmias and coronary artery disease by enabling important new therapeutic solutions and enhancing the efficiency and efficacy of existing catheter-based, or interventional, procedures. Our Niobe® system allows physicians to more effectively navigate proprietary catheters, guidewires and other delivery devices, both our own and those we are co-developing with strategic partners, through the blood vessels and chambers of the heart to treatment sites in order to effect treatment. This is achieved using computer-controlled, externally applied magnetic fields that precisely and directly govern the motion of the internal, or working, tip of the catheter, guidewire or other interventional device. We believe that our Niobe system represents a revolutionary technology in the interventional lab, bringing precise remote digital instrument control and programmability to the interventional lab, and has the potential to become the standard of care for a broad range of complex cardiology procedures. Our Odyssey™ Total Information Solution allows physicians to utilize a consolidated user interface and single mouse and keyboard control for multiple systems within the interventional lab.

Certain Financial Information. Set forth below is a summary of our financial information. This information is derived from and qualified by reference to our publicly available consolidated financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in (i) the sections entitled “Item 6. Selected Financial Data,” and “Item 8. Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2008, and (ii) the section entitled “Item 1. Financial Statements” of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009. See Section 16 (“Additional Information”) for instructions on how you can obtain copies of the SEC reports that contain our audited financial statements and unaudited financial data. For information regarding the accounting consequences of this Offer, see Section 11 (“Status of Eligible Awards Acquired by Us in this Offer; Accounting Consequences of this Offer”).

The following tables set forth selected consolidated financial data at and for each of the two fiscal years ended December 31, 2008 and December 31, 2007, and at and for the six-month periods ended June 30, 2009 and June 30, 2008.

Summary Consolidated Income Statements and Balance Sheets:

	Year Ended December 31,		Six Months Ended June 30,
	2008	2007	2009	2008
			(unaudited)	(unaudited)
Revenues	$40,365,137	$39,298,809	$23,777,474	$17,687,042
Gross profit (loss)	26,187,383	23,952,589	15,650,909	11,078,343
Operating loss	(41,017,272)	(49,242,063)	(13,781,788)	(25,425,602)
Net loss	(43,885,974)	(48,121,514)	(14,969,864)	(26,320,826)
Net loss per common share (basic and diluted)	$(1.20)	$(1.34)	(0.36)	$(.72)

	At December 31,		At June 30,
	2008	2007	2009
			(unaudited)
Total Current Assets	$51,345,482	$50,935,740	$36,571,658
Total Assets	59,440,365	60,475,794	43,910,102
Total Current Liabilities	28,013,576	29,010,024	39,945,538
Total Liabilities	54,669,684	36,281,387	54,412,958
Stockholders Equity	4,770,681	24,194,407	(10,502,856)

Ratio of Earnings to Fixed Charges. The ratio of earnings to fixed charges is computed by dividing fixed charges of Stereotaxis and our consolidated subsidiaries into earnings before income taxes, discontinued operations, minority interest and cumulative effect of changes in accounting plus fixed charges and capitalized interest. Fixed charges include interest expense, amortization of debt offering costs and the portion of rent expense which is deemed to be representative of the interest factor.

	Fiscal Year Ended December 31, 2008	Fiscal Year Ended December 31, 2007	Six Months Ended June 30, 2009
Ratio of Earnings to Fixed Charges	(11)	(63)	(6)

At June 30, 2009, the book value of the Company’s common stock, on an undiluted basis, was $(0.25) per share.

SECTION 10. Interests of Directors, Executive Officers and Affiliates; Transactions and Arrangements Concerning the Awards.

The members of our Board of Directors and our executive officers, their respective positions and offices and their respective beneficial ownership of stock options as of July 31, 2009, are set forth in the following table (the address of each of the persons set forth below is 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108.

Name	Age	Position and Offices Held	Aggregate Number of Stock Awards Beneficially Owned	Percentage of Total Outstanding Stock Awards
Michael P. Kaminski	49	President and Chief Executive Officer, Director	743,857	15.7%
James M. Stolze	66	Chief Financial Officer and Vice President	300,411	6.4%
Douglas M. Bruce	51	Chief Technology/Operations Officer	234,987	5.0%
Louis T. Ruggiero	49	Chief Commercial Officer	240,000	5.1%
Melissa C. Walker	53	Senior Vice President, Regulatory, Quality and Compliance	165,276	3.5%
Fred A. Middleton	60	Chairman of the Board of Directors	157,500	3.3%
Christopher Alafi, Ph.D.	45	Director	65,000	1.4%
David W. Benfer	63	Director	77,500	1.6%
Bevil J. Hogg	61	Director	769,780	16.3%
William M. Kelley	74	Director	104,027	2.2%
Abhijeet J. Lele	44	Director	80,833	1.7%
Robert J. Messey	63	Director	95,000	2.0%
William C. Mills, III	53	Director	102,500	2.2%
Eric N. Prystowsky, M.D.	61	Director	52,500	1.1%

As of July 31, 2009, our directors and executive officers (14 persons) as a group held awards outstanding under the Plan covering a total of 3,189,171 shares of our common stock. This number represented approximately 67.6% of the shares subject to all Awards outstanding under the Plan as of July 31, 2009. Note, our directors, our Chief Executive Officer and our Chief Financial

Officer are not Eligible Employees, and, therefore, cannot participate in the Exchange Program. As of July 31, 2009, Awards covering 4,717,955 shares of our common stock were granted and outstanding under the Plan. The shares of common stock subject to Awards represent approximately 9.9% of the total shares of our common stock outstanding as of July 31, 2009, including shares issuable pursuant to options outstanding under the 2002 Plan.

To the best of our knowledge, no directors or executive officers, nor any affiliates of ours, were engaged in transactions involving options to purchase our common shares or in transactions involving our common shares during the past sixty days before and including August 17, 2009, other than (i) grants of options or SARs under the Plan, (ii) compensatory grants of common stock pursuant to the 2008 Annual Bonus Program and 2008 Quarterly Bonus Program, (iii) the acquisition on May 22, 2009 by Director Fred Middleton of 27,792 common shares at prices between of $3.41 and $3.45 per share, and (iv) the acquisition on May 13, 2009 by Director Christopher Alafi of 50,000 common shares at prices between of $3.45 and $3.50 per share.

For more detailed information on the beneficial ownership of our common stock, you can consult the beneficial ownership table on pages 2 and 3 of our definitive proxy statement for our 2009 annual meeting of stockholders.

Except as described in this offering memorandum and except as set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, or our definitive proxy statement for our 2009 annual meeting of stockholders, and other than outstanding options, SARs and other awards granted from time to time to certain of our employees (including executive officers) and our directors under our compensation and incentive plans, neither we nor any person controlling us nor, to our knowledge, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the offer with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

SECTION 11. Status of Eligible Awards Acquired by Us in this Offer; Accounting Consequences of this Offer.

Each Eligible Award that we acquire pursuant to this Offer will be cancelled. The shares of common stock subject to an exchanged Eligible Award will be available for future awards.

The exchange of Eligible Awards for Replacement Awards will be considered a modification of the impacted awards for accounting purposes, as determined by the Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment. Under SFAS 123(R), we will recognize the incremental compensation cost of the Replacement Awards granted in the exchange offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of the Replacement Awards to employees in exchange for Eligible Awards, over the fair value of the Eligible Awards cancelled as a result of the Exchange Program. We have designed the Exchange Program so as to cause such incremental compensation cost to be immaterial to the Company. The fair value of Replacement Awards will be measured as of the date they are granted and the fair value of the Eligible Awards will be measured immediately prior to the cancellation. The sum of the remaining unamortized expense for the Eligible Awards and the incremental compensation cost for the Replacement Awards will be recognized in compensation expense ratably over the vesting period of the Replacement Awards.

SECTION 12. Legal Matters; Regulatory Approvals.

We are not aware of any material pending or threatened legal actions or proceedings relating to the exchange offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of Eligible Awards and issuance of Replacement Awards as contemplated by this exchange offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of Replacement Awards as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will use commercially reasonable efforts to seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under this exchange offer to accept tendered Eligible Awards for exchange and to issue Replacement Awards for tendered Eligible Awards would be subject to obtaining any such governmental approval.

SECTION 13. Material U.S. Federal Income Tax Consequences.

The following section provides a general discussion of the material U.S. federal income tax consequences of the exchange of Eligible Awards under this Offer and does not constitute tax advice. This discussion is based on the United States Internal Revenue Code, Treasury Regulations and administrative and judicial authorities as of the date of this Offer, all of which may change, possibly on a retroactive basis. This section does not discuss other federal tax consequences (such as employment taxes) or state, local or non-U.S. tax consequences. This section may not discuss all of the tax consequences that are relevant to you in light of your particular circumstances. You should consult with your tax advisor for further information with respect to the federal, foreign, state, local, and any other tax consequences of your participation in the Exchange Program.

We believe the exchange of Eligible Awards for Replacement Awards pursuant to the Offer should be treated as a non-taxable exchange in the U.S., and no income should be recognized for U.S. federal income tax purposes by us or the Eligible Employees upon the issuance of the Replacement Awards in exchange for the Eligible Awards. However, the tax consequences of the Offer are not entirely certain, and the Internal Revenue Service is not precluded from adopting a contrary position, and the law and regulations themselves are subject to change.

We will, to the extent permissible under applicable U.S. federal income tax rules, issue Replacement Options that are intended to qualify as ISOs in exchange for tendered Eligible Options that were intended to qualify ISOs. It is possible, however, that some of the Replacement Options intended to qualify as ISOs will not so qualify. Options are not treated as ISOs to the extent that the aggregate fair market value of stock (determined as of the date of the grant of the option) with respect to which ISOs are exercisable for the first time by an individual during any calendar year exceeds $100,000. Therefore, if, for example, the aggregate fair market value of stock (determined as of the date of the grant of each respective option) with respect to which Replacement Options and Eligible Options not tendered are exercisable for the first time during 2010 exceeds $100,000, then some portion of the Replacement Options will not qualify as ISOs. The Company cannot provide any assurance that Replacement Options that are intended to be ISOs will qualify for such treatment.

In addition, please note that any U.S. ISOs that are Eligible Options subject to the Offer but that you do not tender in response to this Offer will be treated as having been modified for ISO purposes if the Offer extends for more than 30 calendar days and, as such, will be treated as having been regranted for ISO purposes as of the date of this Offer. As a result, such Eligible Opinions may also be disqualified as ISOs. Any ISOs that cease to qualify as ISOs will be treated as NSOs. In addition, any ISO that is deemed to be regranted will have a new grant date for ISO purposes, which will restart holding periods generally applicable under tax rules to the stock issued upon exercise of ISOs.

If the Eligible Employee is subject to U.S. income taxes at the time of exercise of any Replacement Awards that consist of NSOs, the employee will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. All such ordinary income will be subject to applicable tax withholding. Upon disposition of the stock, the Eligible Employee will recognize a capital gain or loss (which will be long- or short-term depending upon whether the stock was held for more than one year) equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon acquisition of the stock.

Similarly, for U.S. income tax purposes, upon exercise of any Replacement SARs issued in the Offer, the Eligible Employee will recognize ordinary income equal to the excess, if any, of the fair market value of the shares covered by the SAR on the exercise date over the exercise price of the SAR. If the Eligible Employee is subject to U.S. income taxes at the time of exercise of any Replacement SARs, the ordinary income will be subject to applicable tax withholding.

Generally, the treatment under U.S. federal income tax purposes is more favorable for ISOs than for NSOs or SARs, however the results differ significantly from person to person depending on individual financial situations. You should consult a tax or financial adviser to determine the relative benefits to you of holding ISOs rather than NSOs or SARs.

Our grant of a Replacement Award will have no tax consequences to us. However, we generally will be entitled to a business expense deduction upon the exercise of an NSO or SAR in an amount equal to the amount of ordinary compensation income attributable to an Eligible Employee upon exercise. Recently enacted Section 409A of the Internal Revenue Code of 1986, as amended, introduced new rules affecting the taxation of certain arrangements deemed to provide for a deferral of compensation including stock options. Generally, however, ISOs and other NSOs or SARs that have an exercise price not less than the fair market value of the underlying stock on the date of grant and which do not possess any other deferral features are not subject to the requirements of Section 409A. By issuing Replacement Awards which either are intended to qualify as ISOs or, which in any event, have an exercise price at or above the fair market value of the underlying stock on the Exchange Date, we have attempted to qualify the Replacement Awards for the Section 409A exemption. If the Replacement Awards should fail to qualify as ISOs and also be deemed to have an exercise price below fair market value adverse tax consequences could result to Eligible Employees holding such Replacement Awards.

We will withhold all required local, state, federal, foreign, income and other taxes and any other amount required to be withheld by any governmental authority or law with respect to income recognized with respect to the exercise of an NSO or SAR by an Eligible Employee who has been employed by us. We will require any such Eligible Employee to make arrangements to satisfy this withholding obligation prior to the delivery or transfer of any of our common shares.

The tax consequences for our employees in Europe and other employees who are taxable outside the U.S. may differ from the U.S. federal income tax consequences including, without limitation, the possibility of taxation as a result of participation in the Exchange Program. Our employees in Europe and other employees who are taxable outside the U.S., even if they are U.S. residents, should consult with their personal tax or legal advisor concerning the non-U.S. tax consequences of the Exchange Program.

There may be additional state or local tax imposed as a result of the Offer or your participation in the Offer, and those consequences may vary based on where you live. You should consult with a tax advisor to determine the specific tax considerations and tax consequences relevant to your participation in this Offer.

SECTION 14. Extension of Offer; Termination; Amendment.

We expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 7 of this offering memorandum has occurred or is deemed by us to have occurred, to extend the period of time during which this Offer is open, and, by doing so, delay the acceptance for exchange of any Eligible Awards, by giving oral or written notice of the extension to the Eligible Employees or making a public announcement of the extension.

We also expressly reserve the right, in our reasonable judgment, before or on the Expiration Time, as the same may be extended, to terminate or amend this Offer or to postpone our acceptance and cancellation of any Election Forms upon the occurrence of any of the conditions specified in Section 7 of this offering memorandum by giving oral or written notice of the termination, amendment or postponement to Eligible Employees or making a public announcement of the termination, amendment or postponement. If this Offer is terminated or withdrawn, any Eligible Awards tendered for exchange will remain outstanding and retain their existing terms, including the existing exercise price, vesting schedule and expiration date. Any termination or withdrawal of this Offer will be treated as if no offer to exchange was ever made.

Subject to compliance with applicable law, we further reserve the right, in our sole discretion, and regardless of whether any event set forth in Section 7 of this offering memorandum has occurred or is deemed by us to have occurred, to amend this Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in this Offer to employees or by decreasing or increasing the number of Awards being sought in this Offer.

Amendments to this Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be announced no later than 9:00 a.m. local St. Louis time on the next business day after the last previously scheduled or announced Expiration Time. Any public announcement made pursuant to this Offer will be disseminated promptly to Eligible Employees in a manner reasonably designed to inform employees of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any public announcement other than by making a press release.

If we materially change the terms of this Offer or the information concerning this Offer, or if we waive a material condition of this Offer, we will extend this Offer as required by law. Except for a change in price or a change in percentage of securities sought, the amount of time by which we will extend this Offer following a material change in the terms of this Offer or information concerning this Offer will depend on the facts and circumstances, including the relative materiality of such terms or information. If we materially change the terms of this Offer we will publish notice or otherwise notify you of our action in writing, in accordance with applicable legal requirements. If this Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such material changes is first published, sent or given, we will extend this Offer so that this Offer is open at least 10 business days following the publication, sending or giving of such notice.

SECTION 15. Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting elections to exchange Eligible Awards pursuant to this Offer.

SECTION 16. Additional Information.

We recommend that, in addition to this offering memorandum and your individualized Election Form, you review the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your Eligible Awards:

(a) Stereotaxis’ Annual Report on Form 10-K, for the period ended December 31, 2008, filed with the SEC on March 13, 2009, as amended by the certain Current Report on Form 8-K, filed with the SEC on August 6, 2009,

(b) Stereotaxis’ Definitive Proxy Statement for the 2009 Annual Meeting of Stockholders, filed with the SEC on April 27, 2009,

(c) Stereotaxis’ Quarterly Report on Form 10-Q for the period ended March 31, 2009, filed with the SEC on May 11, 2009, as amended by that certain Amendment No. 1 to Form 10-Q filed on July 2, 2009,

(d) Stereotaxis’ Quarterly Report on Form 10-Q for the period ended June 30, 2009, filed with the SEC on August 7, 2009,

(e) Stereotaxis’ registration statement on Form S-8 (File No. 333-120135) (registering shares to be granted under the 2002 Plan), filed with the SEC on November 1, 2004, and

(f) Description of Stereotaxis’ common stock contained in our registration statement on Form 8-A (File No. 000-50884), dated August 2, 2004.

These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference room:

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

Our SEC filings are also available to the public on the SEC’s internet site at http://www.sec.gov. We will also provide, without charge, to each person to whom a copy of this offering memorandum is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Stereotaxis, Inc.

4320 Forest Park Avenue, Suite 100

St. Louis, MO 63108

Attn: Peggy Stohr

or by telephoning us at (314) 678-6111.

The information contained in this offering memorandum about Stereotaxis should be read together with the information contained in the documents to which we have referred you.

As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this offering memorandum, you should rely on the statements made in the most recently dated document.

SECTION 17. Miscellaneous.

This offering memorandum and our SEC reports referred to above include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should” and other words or phrases of similar meaning. These forward-looking statements involve risks and uncertainties, that could cause actual results to differ materially from those expressed in the forward-looking statement. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in these forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. We encourage you to review the risk factors contained in our annual report on form 10-K for the year ended December 31, 2008 before you decide whether to participate in this exchange offer.

We are not aware of any jurisdiction where the making of this Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of this Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with that law. If, after a good faith effort, we cannot comply with an applicable law, this Offer will not be made to, nor will elections to exchange Eligible Awards be accepted from or on behalf of, the Award holders residing in a jurisdiction where that law is applicable.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange or refrain from exchanging your Eligible Awards pursuant to this offer. You should rely only on the information contained in this offering memorandum or other information to which we have in this offering memorandum referred you. We have not authorized anyone to give you any information or to make any representations in connection with this Offer other than the information and representations contained in this offering memorandum or in the related Election Form. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

Stereotaxis, Inc.

August 17, 2009

Schedule A

Table of Eligibility and Exchange Ratio Calculations

Outstanding Option Award Detail 1						Replacement Options Tender Offer Detail
Grant Date	Strike Price	# of Options	Date Fully Vested	Expiration Date	Term Remaining (years)	Strike Price 2	Eligibility	Exchange Ratio	Date Fully Vested 3	Expiration Date 3	Term Remaining 3 (years)
5/11/2005	$7.99	50,000	5/2/2009	5/10/2010	0.7	$4.00 +	Eligible	40.7	9/14/2010	9/28/2010	1.0
						$3.90 - $3.99	Eligible	48.0	9/14/2010	9/28/2010	1.0
						$3.80 - $3.89	Eligible	57.0	9/14/2010	9/28/2010	1.0
						$3.70 - $3.79	Eligible	68.4	9/14/2010	9/28/2010	1.0
						$3.60 - $3.69	Eligible	82.8	9/14/2010	9/28/2010	1.0
						$3.50 - $3.59	Eligible	101.2	9/14/2010	9/28/2010	1.0
						$3.00 - $3.49	Eligible	331.5	9/14/2010	9/28/2010	1.0
						$2.50 - $2.99	Eligible	1634.8	9/14/2010	9/28/2010	1.0
						$2.00 - $2.49	Eligible	15421.4	9/14/2010	9/28/2010	1.0
						$1.50 - $1.99	Eligible	452435.1	9/14/2010	9/28/2010	1.0
2/7/2007	$10.24	235,240	2/7/2011	2/6/2012	2.4	$4.00 +	Eligible	3.4	2/7/2011	2/6/2012	2.4
						$3.90 - $3.99	Eligible	3.5	2/7/2011	2/6/2012	2.4
						$3.80 - $3.89	Eligible	3.7	2/7/2011	2/6/2012	2.4
						$3.70 - $3.79	Eligible	3.8	2/7/2011	2/6/2012	2.4
						$3.60 - $3.69	Eligible	4.0	2/7/2011	2/6/2012	2.4
						$3.50 - $3.59	Eligible	4.2	2/7/2011	2/6/2012	2.4
						$3.00 - $3.49	Eligible	5.6	2/7/2011	2/6/2012	2.4
						$2.50 - $2.99	Eligible	8.1	2/7/2011	2/6/2012	2.4
						$2.00 - $2.49	Eligible	13.4	2/7/2011	2/6/2012	2.4
						$1.50 - $1.99	Eligible	27.2	2/7/2011	2/6/2012	2.4
1/28/2004	$6.77	56,022	1/28/2008	1/27/2014	4.4	$4.00 +	Eligible	1.9	9/14/2010	1/27/2014	4.4
						$3.90 - $3.99	Eligible	1.9	9/14/2010	1/27/2014	4.4
						$3.80 - $3.89	Eligible	2.0	9/14/2010	1/27/2014	4.4
						$3.70 - $3.79	Eligible	2.1	9/14/2010	1/27/2014	4.4
						$3.60 - $3.69	Eligible	2.1	9/14/2010	1/27/2014	4.4
						$3.50 - $3.59	Eligible	2.2	9/14/2010	1/27/2014	4.4
						$3.00 - $3.49	Eligible	2.7	9/14/2010	1/27/2014	4.4
						$2.50 - $2.99	Eligible	3.6	9/14/2010	1/27/2014	4.4
						$2.00 - $2.49	Eligible	5.1	9/14/2010	1/27/2014	4.4
						$1.50 - $1.99	Eligible	8.6	9/14/2010	1/27/2014	4.4
9/22/2004	$11.54	1,500	9/20/2008	9/19/2014	5.0	$4.00 +	Eligible	3.3	9/14/2010	9/19/2014	5.0
						$3.90 - $3.99	Eligible	3.4	9/14/2010	9/19/2014	5.0
						$3.80 - $3.89	Eligible	3.5	9/14/2010	9/19/2014	5.0
						$3.70 - $3.79	Eligible	3.7	9/14/2010	9/19/2014	5.0
						$3.60 - $3.69	Eligible	3.8	9/14/2010	9/19/2014	5.0
						$3.50 - $3.59	Eligible	4.0	9/14/2010	9/19/2014	5.0
						$3.00 - $3.49	Eligible	5.0	9/14/2010	9/19/2014	5.0
						$2.50 - $2.99	Eligible	6.8	9/14/2010	9/19/2014	5.0
						$2.00 - $2.49	Eligible	10.0	9/14/2010	9/19/2014	5.0
						$1.50 - $1.99	Eligible	17.7	9/14/2010	9/19/2014	5.0
5/11/2005	$7.99	15,000	3/30/2009	5/10/2010	0.7	$4.00 +	Eligible	40.7	9/14/2010	9/28/2010	1.0
						$3.90 - $3.99	Eligible	48.0	9/14/2010	9/28/2010	1.0
						$3.80 - $3.89	Eligible	57.0	9/14/2010	9/28/2010	1.0
						$3.70 - $3.79	Eligible	68.4	9/14/2010	9/28/2010	1.0
						$3.60 - $3.69	Eligible	82.8	9/14/2010	9/28/2010	1.0
						$3.50 - $3.59	Eligible	101.2	9/14/2010	9/28/2010	1.0
						$3.00 - $3.49	Eligible	331.5	9/14/2010	9/28/2010	1.0
						$2.50 - $2.99	Eligible	1634.8	9/14/2010	9/28/2010	1.0
						$2.00 - $2.49	Eligible	15421.4	9/14/2010	9/28/2010	1.0
						$1.50 - $1.99	Eligible	452435.1	9/14/2010	9/28/2010	1.0
2/22/2006	$12.03	39,300	2/22/2010	2/21/2011	1.4	$4.00 +	Eligible	16.3	9/14/2010	2/21/2011	1.4
						$3.90 - $3.99	Eligible	17.8	9/14/2010	2/21/2011	1.4
						$3.80 - $3.89	Eligible	19.5	9/14/2010	2/21/2011	1.4
						$3.70 - $3.79	Eligible	21.5	9/14/2010	2/21/2011	1.4
						$3.60 - $3.69	Eligible	23.7	9/14/2010	2/21/2011	1.4
						$3.50 - $3.59	Eligible	26.3	9/14/2010	2/21/2011	1.4
						$3.00 - $3.49	Eligible	47.7	9/14/2010	2/21/2011	1.4
						$2.50 - $2.99	Eligible	102.8	9/14/2010	2/21/2011	1.4
						$2.00 - $2.49	Eligible	290.4	9/14/2010	2/21/2011	1.4
						$1.50 - $1.99	Eligible	1301.7	9/14/2010	2/21/2011	1.4

Outstanding Option Award Detail 1						Replacement Options Tender Offer Detail
Grant Date	Strike Price	# of Options	Date Fully Vested	Expiration Date	Term Remaining	Strike Price 2	Eligibility	Exchange Ratio	Date Fully Vested 3	Expiration Date 3	Term Remaining 3
5/23/2007	$12.55	37,500	6/4/2011	5/21/2012	2.7	$4.00 +	Eligible	4.0	6/4/2011	5/21/2012	2.7
						$3.90 - $3.99	Eligible	4.2	6/4/2011	5/21/2012	2.7
						$3.80 - $3.89	Eligible	4.3	6/4/2011	5/21/2012	2.7
						$3.70 - $3.79	Eligible	4.5	6/4/2011	5/21/2012	2.7
						$3.60 - $3.69	Eligible	4.8	6/4/2011	5/21/2012	2.7
						$3.50 - $3.59	Eligible	5.0	6/4/2011	5/21/2012	2.7
						$3.00 - $3.49	Eligible	6.6	6/4/2011	5/21/2012	2.7
						$2.50 - $2.99	Eligible	9.3	6/4/2011	5/21/2012	2.7
						$2.00 - $2.49	Eligible	14.9	6/4/2011	5/21/2012	2.7
						$1.50 - $1.99	Eligible	29.0	6/4/2011	5/21/2012	2.7
11/17/2004	$10.46	3,750	10/4/2008	10/3/2014	5.1	$4.00 +	Eligible	2.9	9/14/2010	10/3/2014	5.1
						$3.90 - $3.99	Eligible	3.0	9/14/2010	10/3/2014	5.1
						$3.80 - $3.89	Eligible	3.1	9/14/2010	10/3/2014	5.1
						$3.70 - $3.79	Eligible	3.2	9/14/2010	10/3/2014	5.1
						$3.60 - $3.69	Eligible	3.3	9/14/2010	10/3/2014	5.1
						$3.50 - $3.59	Eligible	3.4	9/14/2010	10/3/2014	5.1
						$3.00 - $3.49	Eligible	4.3	9/14/2010	10/3/2014	5.1
						$2.50 - $2.99	Eligible	5.7	9/14/2010	10/3/2014	5.1
						$2.00 - $2.49	Eligible	8.3	9/14/2010	10/3/2014	5.1
						$1.50 - $1.99	Eligible	14.2	9/14/2010	10/3/2014	5.1
3/24/2004	$6.77	1,388	2/13/2008	2/12/2014	4.4	$4.00 +	Eligible	1.9	9/14/2010	2/12/2014	4.4
						$3.90 - $3.99	Eligible	1.9	9/14/2010	2/12/2014	4.4
						$3.80 - $3.89	Eligible	2.0	9/14/2010	2/12/2014	4.4
						$3.70 - $3.79	Eligible	2.1	9/14/2010	2/12/2014	4.4
						$3.60 - $3.69	Eligible	2.1	9/14/2010	2/12/2014	4.4
						$3.50 - $3.59	Eligible	2.2	9/14/2010	2/12/2014	4.4
						$3.00 - $3.49	Eligible	2.7	9/14/2010	2/12/2014	4.4
						$2.50 - $2.99	Eligible	3.5	9/14/2010	2/12/2014	4.4
						$2.00 - $2.49	Eligible	5.0	9/14/2010	2/12/2014	4.4
						$1.50 - $1.99	Eligible	8.4	9/14/2010	2/12/2014	4.4
5/11/2005	$7.99	3,000	3/21/2009	5/10/2010	0.7	$4.00 +	Eligible	40.7	9/14/2010	9/28/2010	1.0
						$3.90 - $3.99	Eligible	48.0	9/14/2010	9/28/2010	1.0
						$3.80 - $3.89	Eligible	57.0	9/14/2010	9/28/2010	1.0
						$3.70 - $3.79	Eligible	68.4	9/14/2010	9/28/2010	1.0
						$3.60 - $3.69	Eligible	82.8	9/14/2010	9/28/2010	1.0
						$3.50 - $3.59	Eligible	101.2	9/14/2010	9/28/2010	1.0
						$3.00 - $3.49	Eligible	331.5	9/14/2010	9/28/2010	1.0
						$2.50 - $2.99	Eligible	1634.8	9/14/2010	9/28/2010	1.0
						$2.00 - $2.49	Eligible	15421.4	9/14/2010	9/28/2010	1.0
						$1.50 - $1.99	Eligible	452435.1	9/14/2010	9/28/2010	1.0
2/26/2002	$8.00	10,416	8/17/2008	2/25/2012	2.4	$4.00 +	Eligible	3.8	9/14/2010	2/25/2012	2.4
						$3.90 - $3.99	Eligible	4.0	9/14/2010	2/25/2012	2.4
						$3.80 - $3.89	Eligible	4.3	9/14/2010	2/25/2012	2.4
						$3.70 - $3.79	Eligible	4.5	9/14/2010	2/25/2012	2.4
						$3.60 - $3.69	Eligible	4.8	9/14/2010	2/25/2012	2.4
						$3.50 - $3.59	Eligible	5.2	9/14/2010	2/25/2012	2.4
						$3.00 - $3.49	Eligible	7.5	9/14/2010	2/25/2012	2.4
						$2.50 - $2.99	Eligible	12.2	9/14/2010	2/25/2012	2.4
						$2.00 - $2.49	Eligible	23.6	9/14/2010	2/25/2012	2.4
						$1.50 - $1.99	Eligible	62.5	9/14/2010	2/25/2012	2.4
6/16/2005	$7.80	58,700	6/16/2009	6/15/2010	0.8	$4.00 +	Eligible	24.0	9/14/2010	9/28/2010	1.0
						$3.90 - $3.99	Eligible	27.7	9/14/2010	9/28/2010	1.0
						$3.80 - $3.89	Eligible	32.2	9/14/2010	9/28/2010	1.0
						$3.70 - $3.79	Eligible	37.7	9/14/2010	9/28/2010	1.0
						$3.60 - $3.69	Eligible	44.5	9/14/2010	9/28/2010	1.0
						$3.50 - $3.59	Eligible	53.0	9/14/2010	9/28/2010	1.0
						$3.00 - $3.49	Eligible	147.8	9/14/2010	9/28/2010	1.0
						$2.50 - $2.99	Eligible	586.8	9/14/2010	9/28/2010	1.0
						$2.00 - $2.49	Eligible	4068.8	9/14/2010	9/28/2010	1.0
						$1.50 - $1.99	Eligible	74935.8	9/14/2010	9/28/2010	1.0

2

Outstanding Option Award Detail 1						Replacement Options Tender Offer Detail
Grant Date	Strike Price	# of Options	Date Fully Vested	Expiration Date	Term Remaining	Strike Price 2	Eligibility	Exchange Ratio	Date Fully Vested 3	Expiration Date 3	Term Remaining 3
5/11/2005	$7.99	3,750	4/18/2009	5/10/2010	0.7	$4.00 +	Eligible	40.7	9/14/2010	9/28/2010	1.0
						$3.90 - $3.99	Eligible	48.0	9/14/2010	9/28/2010	1.0
						$3.80 - $3.89	Eligible	57.0	9/14/2010	9/28/2010	1.0
						$3.70 - $3.79	Eligible	68.4	9/14/2010	9/28/2010	1.0
						$3.60 - $3.69	Eligible	82.8	9/14/2010	9/28/2010	1.0
						$3.50 - $3.59	Eligible	101.2	9/14/2010	9/28/2010	1.0
						$3.00 - $3.49	Eligible	331.5	9/14/2010	9/28/2010	1.0
						$2.50 - $2.99	Eligible	1634.8	9/14/2010	9/28/2010	1.0
						$2.00 - $2.49	Eligible	15421.4	9/14/2010	9/28/2010	1.0
						$1.50 - $1.99	Eligible	452435.1	9/14/2010	9/28/2010	1.0
1/28/2004	$6.77	2,777	1/26/2008	1/25/2014	4.4	$4.00 +	Eligible	1.9	9/14/2010	1/25/2014	4.4
						$3.90 - $3.99	Eligible	1.9	9/14/2010	1/25/2014	4.4
						$3.80 - $3.89	Eligible	2.0	9/14/2010	1/25/2014	4.4
						$3.70 - $3.79	Eligible	2.1	9/14/2010	1/25/2014	4.4
						$3.60 - $3.69	Eligible	2.2	9/14/2010	1/25/2014	4.4
						$3.50 - $3.59	Eligible	2.2	9/14/2010	1/25/2014	4.4
						$3.00 - $3.49	Eligible	2.7	9/14/2010	1/25/2014	4.4
						$2.50 - $2.99	Eligible	3.6	9/14/2010	1/25/2014	4.4
						$2.00 - $2.49	Eligible	5.1	9/14/2010	1/25/2014	4.4
						$1.50 - $1.99	Eligible	8.6	9/14/2010	1/25/2014	4.4
9/27/2004	$10.11	5,000	9/27/2008	9/26/2014	5.0	$4.00 +	Eligible	2.8	9/14/2010	9/26/2014	5.0
						$3.90 - $3.99	Eligible	2.8	9/14/2010	9/26/2014	5.0
						$3.80 - $3.89	Eligible	2.9	9/14/2010	9/26/2014	5.0
						$3.70 - $3.79	Eligible	3.0	9/14/2010	9/26/2014	5.0
						$3.60 - $3.69	Eligible	3.2	9/14/2010	9/26/2014	5.0
						$3.50 - $3.59	Eligible	3.3	9/14/2010	9/26/2014	5.0
						$3.00 - $3.49	Eligible	4.1	9/14/2010	9/26/2014	5.0
						$2.50 - $2.99	Eligible	5.4	9/14/2010	9/26/2014	5.0
						$2.00 - $2.49	Eligible	7.9	9/14/2010	9/26/2014	5.0
						$1.50 - $1.99	Eligible	13.4	9/14/2010	9/26/2014	5.0
2/9/2005	$9.19	5,555	1/4/2009	1/3/2015	5.3	$4.00 +	Eligible	2.3	9/14/2010	1/3/2015	5.3
						$3.90 - $3.99	Eligible	2.4	9/14/2010	1/3/2015	5.3
						$3.80 - $3.89	Eligible	2.5	9/14/2010	1/3/2015	5.3
						$3.70 - $3.79	Eligible	2.6	9/14/2010	1/3/2015	5.3
						$3.60 - $3.69	Eligible	2.7	9/14/2010	1/3/2015	5.3
						$3.50 - $3.59	Eligible	2.8	9/14/2010	1/3/2015	5.3
						$3.00 - $3.49	Eligible	3.4	9/14/2010	1/3/2015	5.3
						$2.50 - $2.99	Eligible	4.3	9/14/2010	1/3/2015	5.3
						$2.00 - $2.49	Eligible	6.1	9/14/2010	1/3/2015	5.3
						$1.50 - $1.99	Eligible	9.9	9/14/2010	1/3/2015	5.3
10/4/2004	$9.39	8,000	10/4/2008	10/3/2014	5.1	$4.00 +	Eligible	2.5	9/14/2010	10/3/2014	5.1
						$3.90 - $3.99	Eligible	2.6	9/14/2010	10/3/2014	5.1
						$3.80 - $3.89	Eligible	2.7	9/14/2010	10/3/2014	5.1
						$3.70 - $3.79	Eligible	2.8	9/14/2010	10/3/2014	5.1
						$3.60 - $3.69	Eligible	2.9	9/14/2010	10/3/2014	5.1
						$3.50 - $3.59	Eligible	3.0	9/14/2010	10/3/2014	5.1
						$3.00 - $3.49	Eligible	3.7	9/14/2010	10/3/2014	5.1
						$2.50 - $2.99	Eligible	4.8	9/14/2010	10/3/2014	5.1
						$2.00 - $2.49	Eligible	6.9	9/14/2010	10/3/2014	5.1
						$1.50 - $1.99	Eligible	11.5	9/14/2010	10/3/2014	5.1
11/8/2005	$8.78	4,000	8/15/2009	11/7/2010	1.1	$4.00 +	Eligible	15.7	9/14/2010	11/7/2010	1.1
						$3.90 - $3.99	Eligible	17.6	9/14/2010	11/7/2010	1.1
						$3.80 - $3.89	Eligible	19.7	9/14/2010	11/7/2010	1.1
						$3.70 - $3.79	Eligible	22.2	9/14/2010	11/7/2010	1.1
						$3.60 - $3.69	Eligible	25.2	9/14/2010	11/7/2010	1.1
						$3.50 - $3.59	Eligible	28.7	9/14/2010	11/7/2010	1.1
						$3.00 - $3.49	Eligible	62.0	9/14/2010	11/7/2010	1.1
						$2.50 - $2.99	Eligible	170.9	9/14/2010	11/7/2010	1.1
						$2.00 - $2.49	Eligible	693.9	9/14/2010	11/7/2010	1.1
						$1.50 - $1.99	Eligible	5520.3	9/14/2010	11/7/2010	1.1

3

Outstanding Option Award Detail 1						Replacement Options Tender Offer Detail
Grant Date	Strike Price	# of Options	Date Fully Vested	Expiration Date	Term Remaining	Strike Price 2	Eligibility	Exchange Ratio	Date Fully Vested 3	Expiration Date 3	Term Remaining 3
2/9/2005	$10.06	6,000	2/22/2009	2/9/2015	5.4	$4.00 +	Eligible	2.6	9/14/2010	2/9/2015	5.4
						$3.90 - $3.99	Eligible	2.7	9/14/2010	2/9/2015	5.4
						$3.80 - $3.89	Eligible	2.7	9/14/2010	2/9/2015	5.4
						$3.70 - $3.79	Eligible	2.8	9/14/2010	2/9/2015	5.4
						$3.60 - $3.69	Eligible	2.9	9/14/2010	2/9/2015	5.4
						$3.50 - $3.59	Eligible	3.0	9/14/2010	2/9/2015	5.4
						$3.00 - $3.49	Eligible	3.7	9/14/2010	2/9/2015	5.4
						$2.50 - $2.99	Eligible	4.8	9/14/2010	2/9/2015	5.4
						$2.00 - $2.49	Eligible	6.8	9/14/2010	2/9/2015	5.4
						$1.50 - $1.99	Eligible	11.2	9/14/2010	2/9/2015	5.4
5/11/2005	$7.97	7,000	6/15/2009	5/10/2010	0.7	$4.00 +	Eligible	40.0	9/14/2010	9/28/2010	1.0
						$3.90 - $3.99	Eligible	47.2	9/14/2010	9/28/2010	1.0
						$3.80 - $3.89	Eligible	56.1	9/14/2010	9/28/2010	1.0
						$3.70 - $3.79	Eligible	67.2	9/14/2010	9/28/2010	1.0
						$3.60 - $3.69	Eligible	81.3	9/14/2010	9/28/2010	1.0
						$3.50 - $3.59	Eligible	99.4	9/14/2010	9/28/2010	1.0
						$3.00 - $3.49	Eligible	324.8	9/14/2010	9/28/2010	1.0
						$2.50 - $2.99	Eligible	1597.1	9/14/2010	9/28/2010	1.0
						$2.00 - $2.49	Eligible	15010.3	9/14/2010	9/28/2010	1.0
						$1.50 - $1.99	Eligible	438259.6	9/14/2010	9/28/2010	1.0
1/28/2004	$6.77	2,777	1/26/2008	1/27/2014	4.4	$4.00 +	Eligible	1.9	9/14/2010	1/27/2014	4.4
						$3.90 - $3.99	Eligible	1.9	9/14/2010	1/27/2014	4.4
						$3.80 - $3.89	Eligible	2.0	9/14/2010	1/27/2014	4.4
						$3.70 - $3.79	Eligible	2.1	9/14/2010	1/27/2014	4.4
						$3.60 - $3.69	Eligible	2.1	9/14/2010	1/27/2014	4.4
						$3.50 - $3.59	Eligible	2.2	9/14/2010	1/27/2014	4.4
						$3.00 - $3.49	Eligible	2.7	9/14/2010	1/27/2014	4.4
						$2.50 - $2.99	Eligible	3.6	9/14/2010	1/27/2014	4.4
						$2.00 - $2.49	Eligible	5.1	9/14/2010	1/27/2014	4.4
						$1.50 - $1.99	Eligible	8.6	9/14/2010	1/27/2014	4.4
5/11/2005	$7.99	6,000	3/15/2009	5/10/2010	0.7	$4.00 +	Eligible	40.7	9/14/2010	9/28/2010	1.0
						$3.90 - $3.99	Eligible	48.0	9/14/2010	9/28/2010	1.0
						$3.80 - $3.89	Eligible	57.0	9/14/2010	9/28/2010	1.0
						$3.70 - $3.79	Eligible	68.4	9/14/2010	9/28/2010	1.0
						$3.60 - $3.69	Eligible	82.8	9/14/2010	9/28/2010	1.0
						$3.50 - $3.59	Eligible	101.2	9/14/2010	9/28/2010	1.0
						$3.00 - $3.49	Eligible	331.5	9/14/2010	9/28/2010	1.0
						$2.50 - $2.99	Eligible	1634.8	9/14/2010	9/28/2010	1.0
						$2.00 - $2.49	Eligible	15421.4	9/14/2010	9/28/2010	1.0
						$1.50 - $1.99	Eligible	452435.1	9/14/2010	9/28/2010	1.0
2/9/2005	$9.86	3,500	2/14/2009	2/9/2015	5.4	$4.00 +	Eligible	2.5	9/14/2010	2/9/2015	5.4
						$3.90 - $3.99	Eligible	2.6	9/14/2010	2/9/2015	5.4
						$3.80 - $3.89	Eligible	2.7	9/14/2010	2/9/2015	5.4
						$3.70 - $3.79	Eligible	2.8	9/14/2010	2/9/2015	5.4
						$3.60 - $3.69	Eligible	2.9	9/14/2010	2/9/2015	5.4
						$3.50 - $3.59	Eligible	3.0	9/14/2010	2/9/2015	5.4
						$3.00 - $3.49	Eligible	3.6	9/14/2010	2/9/2015	5.4
						$2.50 - $2.99	Eligible	4.7	9/14/2010	2/9/2015	5.4
						$2.00 - $2.49	Eligible	6.6	9/14/2010	2/9/2015	5.4
						$1.50 - $1.99	Eligible	10.8	9/14/2010	2/9/2015	5.4
11/17/2004	$10.46	750	11/1/2008	10/31/2013	4.1	$4.00 +	Eligible	3.6	9/14/2010	10/31/2013	4.1
						$3.90 - $3.99	Eligible	3.7	9/14/2010	10/31/2013	4.1
						$3.80 - $3.89	Eligible	3.9	9/14/2010	10/31/2013	4.1
						$3.70 - $3.79	Eligible	4.1	9/14/2010	10/31/2013	4.1
						$3.60 - $3.69	Eligible	4.2	9/14/2010	10/31/2013	4.1
						$3.50 - $3.59	Eligible	4.4	9/14/2010	10/31/2013	4.1
						$3.00 - $3.49	Eligible	5.8	9/14/2010	10/31/2013	4.1
						$2.50 - $2.99	Eligible	8.2	9/14/2010	10/31/2013	4.1
						$2.00 - $2.49	Eligible	13.0	9/14/2010	10/31/2013	4.1
						$1.50 - $1.99	Eligible	25.2	9/14/2010	10/31/2013	4.1

4

Outstanding Option Award Detail 1						Replacement Options Tender Offer Detail
Grant Date	Strike Price	# of Options	Date Fully Vested	Expiration Date	Term Remaining	Strike Price 2	Eligibility	Exchange Ratio	Date Fully Vested 3	Expiration Date 3	Term Remaining 3
9/22/2004	$11.54	5,500	7/26/2008	7/25/2014	4.9	$4.00 +	Eligible	3.5	9/14/2010	7/25/2014	4.9
						$3.90 - $3.99	Eligible	3.6	9/14/2010	7/25/2014	4.9
						$3.80 - $3.89	Eligible	3.8	9/14/2010	7/25/2014	4.9
						$3.70 - $3.79	Eligible	3.9	9/14/2010	7/25/2014	4.9
						$3.60 - $3.69	Eligible	4.1	9/14/2010	7/25/2014	4.9
						$3.50 - $3.59	Eligible	4.2	9/14/2010	7/25/2014	4.9
						$3.00 - $3.49	Eligible	5.4	9/14/2010	7/25/2014	4.9
						$2.50 - $2.99	Eligible	7.3	9/14/2010	7/25/2014	4.9
						$2.00 - $2.49	Eligible	11.1	9/14/2010	7/25/2014	4.9
						$1.50 - $1.99	Eligible	19.9	9/14/2010	7/25/2014	4.9
12/18/2007	$13.28	10,385	12/18/2011	12/16/2012	3.3	$4.00 +	Eligible	3.3	12/18/2011	12/16/2012	3.3
						$3.90 - $3.99	Eligible	3.4	12/18/2011	12/16/2012	3.3
						$3.80 - $3.89	Eligible	3.6	12/18/2011	12/16/2012	3.3
						$3.70 - $3.79	Eligible	3.7	12/18/2011	12/16/2012	3.3
						$3.60 - $3.69	Eligible	3.8	12/18/2011	12/16/2012	3.3
						$3.50 - $3.59	Eligible	4.0	12/18/2011	12/16/2012	3.3
						$3.00 - $3.49	Eligible	5.0	12/18/2011	12/16/2012	3.3
						$2.50 - $2.99	Eligible	6.7	12/18/2011	12/16/2012	3.3
						$2.00 - $2.49	Eligible	9.8	12/18/2011	12/16/2012	3.3
						$1.50 - $1.99	Eligible	16.8	12/18/2011	12/16/2012	3.3
5/11/2005	$7.99	1,605	3/28/2009	5/10/2010	0.7	$4.00 +	Eligible	40.7	9/14/2010	9/28/2010	1.0
						$3.90 - $3.99	Eligible	48.0	9/14/2010	9/28/2010	1.0
						$3.80 - $3.89	Eligible	57.0	9/14/2010	9/28/2010	1.0
						$3.70 - $3.79	Eligible	68.4	9/14/2010	9/28/2010	1.0
						$3.60 - $3.69	Eligible	82.8	9/14/2010	9/28/2010	1.0
						$3.50 - $3.59	Eligible	101.2	9/14/2010	9/28/2010	1.0
						$3.00 - $3.49	Eligible	331.5	9/14/2010	9/28/2010	1.0
						$2.50 - $2.99	Eligible	1634.8	9/14/2010	9/28/2010	1.0
						$2.00 - $2.49	Eligible	15421.4	9/14/2010	9/28/2010	1.0
						$1.50 - $1.99	Eligible	452435.1	9/14/2010	9/28/2010	1.0
5/26/2004	$7.02	4,166	5/17/2008	5/16/2014	4.7	$4.00 +	Eligible	1.9	9/14/2010	5/16/2014	4.7
						$3.90 - $3.99	Eligible	2.0	9/14/2010	5/16/2014	4.7
						$3.80 - $3.89	Eligible	2.0	9/14/2010	5/16/2014	4.7
						$3.70 - $3.79	Eligible	2.1	9/14/2010	5/16/2014	4.7
						$3.60 - $3.69	Eligible	2.2	9/14/2010	5/16/2014	4.7
						$3.50 - $3.59	Eligible	2.2	9/14/2010	5/16/2014	4.7
						$3.00 - $3.49	Eligible	2.7	9/14/2010	5/16/2014	4.7
						$2.50 - $2.99	Eligible	3.5	9/14/2010	5/16/2014	4.7
						$2.00 - $2.49	Eligible	4.9	9/14/2010	5/16/2014	4.7
						$1.50 - $1.99	Eligible	8.1	9/14/2010	5/16/2014	4.7
5/26/2004	$7.02	5,208	5/10/2008	5/9/2014	4.6	$4.00 +	Eligible	1.9	9/14/2010	5/9/2014	4.6
						$3.90 - $3.99	Eligible	2.0	9/14/2010	5/9/2014	4.6
						$3.80 - $3.89	Eligible	2.0	9/14/2010	5/9/2014	4.6
						$3.70 - $3.79	Eligible	2.1	9/14/2010	5/9/2014	4.6
						$3.60 - $3.69	Eligible	2.2	9/14/2010	5/9/2014	4.6
						$3.50 - $3.59	Eligible	2.2	9/14/2010	5/9/2014	4.6
						$3.00 - $3.49	Eligible	2.7	9/14/2010	5/9/2014	4.6
						$2.50 - $2.99	Eligible	3.5	9/14/2010	5/9/2014	4.6
						$2.00 - $2.49	Eligible	5.0	9/14/2010	5/9/2014	4.6
						$1.50 - $1.99	Eligible	8.2	9/14/2010	5/9/2014	4.6
11/8/2005	$8.78	2,500	8/29/2009	11/7/2010	1.1	$4.00 +	Eligible	15.7	9/14/2010	11/7/2010	1.1
						$3.90 - $3.99	Eligible	17.6	9/14/2010	11/7/2010	1.1
						$3.80 - $3.89	Eligible	19.7	9/14/2010	11/7/2010	1.1
						$3.70 - $3.79	Eligible	22.2	9/14/2010	11/7/2010	1.1
						$3.60 - $3.69	Eligible	25.2	9/14/2010	11/7/2010	1.1
						$3.50 - $3.59	Eligible	28.7	9/14/2010	11/7/2010	1.1
						$3.00 - $3.49	Eligible	62.0	9/14/2010	11/7/2010	1.1
						$2.50 - $2.99	Eligible	170.9	9/14/2010	11/7/2010	1.1
						$2.00 - $2.49	Eligible	693.9	9/14/2010	11/7/2010	1.1
						$1.50 - $1.99	Eligible	5520.3	9/14/2010	11/7/2010	1.1

5

Outstanding Option Award Detail 1						Replacement Options Tender Offer Detail
Grant Date	Strike Price	# of Options	Date Fully Vested	Expiration Date	Term Remaining	Strike Price 2	Eligibility	Exchange Ratio	Date Fully Vested 3	Expiration Date 3	Term Remaining 3
5/11/2005	$7.99	5,000	4/11/2009	5/10/2010	0.7	$4.00 +	Eligible	40.7	9/14/2010	9/28/2010	1.0
						$3.90 - $3.99	Eligible	48.0	9/14/2010	9/28/2010	1.0
						$3.80 - $3.89	Eligible	57.0	9/14/2010	9/28/2010	1.0
						$3.70 - $3.79	Eligible	68.4	9/14/2010	9/28/2010	1.0
						$3.60 - $3.69	Eligible	82.8	9/14/2010	9/28/2010	1.0
						$3.50 - $3.59	Eligible	101.2	9/14/2010	9/28/2010	1.0
						$3.00 - $3.49	Eligible	331.5	9/14/2010	9/28/2010	1.0
						$2.50 - $2.99	Eligible	1634.8	9/14/2010	9/28/2010	1.0
						$2.00 - $2.49	Eligible	15421.4	9/14/2010	9/28/2010	1.0
						$1.50 - $1.99	Eligible	452435.1	9/14/2010	9/28/2010	1.0
5/11/2005	$7.54	2,600	5/16/2009	5/10/2010	0.7	$4.00 +	Eligible	28.3	9/14/2010	9/28/2010	1.0
						$3.90 - $3.99	Eligible	33.1	9/14/2010	9/28/2010	1.0
						$3.80 - $3.89	Eligible	39.0	9/14/2010	9/28/2010	1.0
						$3.70 - $3.79	Eligible	46.3	9/14/2010	9/28/2010	1.0
						$3.60 - $3.69	Eligible	55.5	9/14/2010	9/28/2010	1.0
						$3.50 - $3.59	Eligible	67.3	9/14/2010	9/28/2010	1.0
						$3.00 - $3.49	Eligible	208.6	9/14/2010	9/28/2010	1.0
						$2.50 - $2.99	Eligible	962.1	9/14/2010	9/28/2010	1.0
						$2.00 - $2.49	Eligible	8343.4	9/14/2010	9/28/2010	1.0
						$1.50 - $1.99	Eligible	219027.9	9/14/2010	9/28/2010	1.0
5/23/2007	$12.14	40,000	5/1/2011	5/21/2012	2.7	$4.00 +	Eligible	3.9	5/1/2011	5/21/2012	2.7
						$3.90 - $3.99	Eligible	4.0	5/1/2011	5/21/2012	2.7
						$3.80 - $3.89	Eligible	4.2	5/1/2011	5/21/2012	2.7
						$3.70 - $3.79	Eligible	4.4	5/1/2011	5/21/2012	2.7
						$3.60 - $3.69	Eligible	4.6	5/1/2011	5/21/2012	2.7
						$3.50 - $3.59	Eligible	4.8	5/1/2011	5/21/2012	2.7
						$3.00 - $3.49	Eligible	6.4	5/1/2011	5/21/2012	2.7
						$2.50 - $2.99	Eligible	9.1	5/1/2011	5/21/2012	2.7
						$2.00 - $2.49	Eligible	14.6	5/1/2011	5/21/2012	2.7
						$1.50 - $1.99	Eligible	28.6	5/1/2011	5/21/2012	2.7
5/23/2007	$12.00	15,000	5/29/2011	5/21/2012	2.7	$4.00 +	Eligible	3.7	5/29/2011	5/21/2012	2.7
						$3.90 - $3.99	Eligible	3.9	5/29/2011	5/21/2012	2.7
						$3.80 - $3.89	Eligible	4.0	5/29/2011	5/21/2012	2.7
						$3.70 - $3.79	Eligible	4.2	5/29/2011	5/21/2012	2.7
						$3.60 - $3.69	Eligible	4.4	5/29/2011	5/21/2012	2.7
						$3.50 - $3.59	Eligible	4.6	5/29/2011	5/21/2012	2.7
						$3.00 - $3.49	Eligible	6.1	5/29/2011	5/21/2012	2.7
						$2.50 - $2.99	Eligible	8.6	5/29/2011	5/21/2012	2.7
						$2.00 - $2.49	Eligible	13.6	5/29/2011	5/21/2012	2.7
						$1.50 - $1.99	Eligible	26.3	5/29/2011	5/21/2012	2.7
11/8/2005	$8.78	2,000	7/5/2009	11/7/2010	1.1	$4.00 +	Eligible	15.7	9/14/2010	11/7/2010	1.1
						$3.90 - $3.99	Eligible	17.6	9/14/2010	11/7/2010	1.1
						$3.80 - $3.89	Eligible	19.7	9/14/2010	11/7/2010	1.1
						$3.70 - $3.79	Eligible	22.2	9/14/2010	11/7/2010	1.1
						$3.60 - $3.69	Eligible	25.2	9/14/2010	11/7/2010	1.1
						$3.50 - $3.59	Eligible	28.7	9/14/2010	11/7/2010	1.1
						$3.00 - $3.49	Eligible	62.0	9/14/2010	11/7/2010	1.1
						$2.50 - $2.99	Eligible	170.9	9/14/2010	11/7/2010	1.1
						$2.00 - $2.49	Eligible	693.9	9/14/2010	11/7/2010	1.1
						$1.50 - $1.99	Eligible	5520.3	9/14/2010	11/7/2010	1.1
3/24/2004	$6.77	2,777	2/16/2008	2/15/2014	4.4	$4.00 +	Eligible	1.9	9/14/2010	2/15/2014	4.4
						$3.90 - $3.99	Eligible	1.9	9/14/2010	2/15/2014	4.4
						$3.80 - $3.89	Eligible	2.0	9/14/2010	2/15/2014	4.4
						$3.70 - $3.79	Eligible	2.1	9/14/2010	2/15/2014	4.4
						$3.60 - $3.69	Eligible	2.1	9/14/2010	2/15/2014	4.4
						$3.50 - $3.59	Eligible	2.2	9/14/2010	2/15/2014	4.4
						$3.00 - $3.49	Eligible	2.7	9/14/2010	2/15/2014	4.4
						$2.50 - $2.99	Eligible	3.5	9/14/2010	2/15/2014	4.4
						$2.00 - $2.49	Eligible	5.0	9/14/2010	2/15/2014	4.4
						$1.50 - $1.99	Eligible	8.4	9/14/2010	2/15/2014	4.4

6

Outstanding Option Award Detail 1						Replacement Options Tender Offer Detail
Grant Date	Strike Price	# of Options	Date Fully Vested	Expiration Date	Term Remaining	Strike Price 2	Eligibility	Exchange Ratio	Date Fully Vested 3	Expiration Date 3	Term Remaining 3
8/7/2007	$14.84	13,240	8/1/2011	8/5/2012	2.9	$4.00 +	Eligible	4.7	8/1/2011	8/5/2012	2.9
						$3.90 - $3.99	Eligible	4.9	8/1/2011	8/5/2012	2.9
						$3.80 - $3.89	Eligible	5.1	8/1/2011	8/5/2012	2.9
						$3.70 - $3.79	Eligible	5.4	8/1/2011	8/5/2012	2.9
						$3.60 - $3.69	Eligible	5.6	8/1/2011	8/5/2012	2.9
						$3.50 - $3.59	Eligible	5.9	8/1/2011	8/5/2012	2.9
						$3.00 - $3.49	Eligible	7.8	8/1/2011	8/5/2012	2.9
						$2.50 - $2.99	Eligible	11.0	8/1/2011	8/5/2012	2.9
						$2.00 - $2.49	Eligible	17.5	8/1/2011	8/5/2012	2.9
						$1.50 - $1.99	Eligible	33.8	8/1/2011	8/5/2012	2.9
2/22/2006	$12.35	20,000	2/23/2010	2/21/2011	1.4	$4.00 +	Eligible	17.8	9/14/2010	2/21/2011	1.4
						$3.90 - $3.99	Eligible	19.4	9/14/2010	2/21/2011	1.4
						$3.80 - $3.89	Eligible	21.3	9/14/2010	2/21/2011	1.4
						$3.70 - $3.79	Eligible	23.5	9/14/2010	2/21/2011	1.4
						$3.60 - $3.69	Eligible	26.0	9/14/2010	2/21/2011	1.4
						$3.50 - $3.59	Eligible	28.8	9/14/2010	2/21/2011	1.4
						$3.00 - $3.49	Eligible	52.7	9/14/2010	2/21/2011	1.4
						$2.50 - $2.99	Eligible	114.8	9/14/2010	2/21/2011	1.4
						$2.00 - $2.49	Eligible	327.9	9/14/2010	2/21/2011	1.4
						$1.50 - $1.99	Eligible	1491.4	9/14/2010	2/21/2011	1.4
2/5/2008	$6.86	278,215	2/5/2012	2/3/2013	3.4	$4.00 +	Eligible	1.5	2/5/2012	2/3/2013	3.4
						$3.90 - $3.99	Eligible	1.6	2/5/2012	2/3/2013	3.4
						$3.80 - $3.89	Eligible	1.6	2/5/2012	2/3/2013	3.4
						$3.70 - $3.79	Eligible	1.7	2/5/2012	2/3/2013	3.4
						$3.60 - $3.69	Eligible	1.7	2/5/2012	2/3/2013	3.4
						$3.50 - $3.59	Eligible	1.7	2/5/2012	2/3/2013	3.4
						$3.00 - $3.49	Eligible	2.0	2/5/2012	2/3/2013	3.4
						$2.50 - $2.99	Eligible	2.5	2/5/2012	2/3/2013	3.4
						$2.00 - $2.49	Eligible	3.3	2/5/2012	2/3/2013	3.4
						$1.50 - $1.99	Eligible	4.9	2/5/2012	2/3/2013	3.4

7